An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular May 31, 2016

SHIFTPIXY, INC.

$15,000,000 MINIMUM OFFERING AMOUNT (_________ SHARES OF COMMON STOCK)

$50,000,000 MAXIMUM OFFERING AMOUNT (___________ SHARES OF COMMON STOCK)

This is the initial public offering of securities of ShiftPixy, Inc., a Wyoming corporation. We are offering a minimum of __________ and a maximum of ____________ shares of our common stock, par value $0.0001 ("Common Stock") at an offering price of $____ per share (the "Offered Shares"). This offering will terminate on ___________, 2016, subject to extension for up to thirty (30) days with the mutual agreement of us and our Underwriter, as defined below; provided that, if we have received and accepted subscriptions for the minimum number of Offered Shares on or before ___________, 2016, or the end of the thirty (30) day extension, if exercised, then the Company will close on the minimum offering amount and this offering will continue until the earlier of (i) the date which is sixty (60) days after the initial closing of this offering or (ii) the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). If, on the initial closing date, we have sold less than the maximum number of Offered Shares, then we will hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the maximum number of Offered Shares or (ii)the Termination Date. Until we achieve the minimum offering amount, the proceeds for the offering will be kept in an escrow account. Upon achievement of the minimum offering amount and the closing on such amount, the proceeds from the minimum offering amount will be distributed to the Company and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close for any reason, the proceeds for the offering will be promptly returned to investors, without deduction and generally without interest. FundAmerica Securities, LLC will serve as the escrow agent and will retain up to $_____ of interest accrued from funds deposited in the escrow account as partial compensation for serving as escrow agent. The minimum purchase requirement per investor is ________ Offered Shares ($______); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

We have engaged W.R. Hambrecht + Co., LLC as the underwriter (the "Underwriter") to offer the Offered Shares to prospective investors on a best efforts basis, and our Underwriter will have the right to engage such other broker-dealers or agents as it determines to assist in the offering. We expect to commence the sale of the Offered Shares as of the date on which the offering statement of which this Offering Circular is a part (the "Offering Statement") is qualified by the United States Securities and Exchange Commission (the "SEC"). Prior to this offering, there has been no public market for our Common Stock. We will apply to list our Common Stock on the NASDAQ Capital Market ("NASDAQ") under the symbol "PIXY." In connection with our application, we expect to consummate a reverse stock split of our Common Stock at a ratio to be determined prior to qualification of our Common Stock. We expect our Common Stock to begin trading NASDAQ following the Termination Date.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" beginning on page 8 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to Issuer (2)
Per Share
Total Minimum	$15,000,000	$900,000	$14,100,000
Total Maximum	$50,000,000	$3,000,000	$47,000,000

_________________

(1)

We have agreed to reimburse certain expenses to our Underwriter. Please refer to the section entitled "Underwriting" in this Offering Circular for additional information regarding total underwriter compensation.

(2)

Excludes estimated total offering expenses, including underwriting discount and commissions, will be approximately $1,500,000 assuming the minimum offering amount is sold, and $3,600,000 assuming the maximum offering amount is sold.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is ___________, 2016.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company, including providing temporary staffing service that contracts and companies with large contingent part-time workforce demands in the restaurant and hospitily industries as well as the other markets relevant to our operations are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to "Shiftpixy", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of ShiftPixy, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Changes in the Affordable Care Act;

•

Our ability to successfully develop material revenue streams from contracts to provide workers primarily for part-time shift work clients with large contingent part-time workforce demands, primarily in the restaurant, hospitality and maintenance service trades.

•

Our dependence upon external sources for the financing of our operations, particularly given that our auditors' report for our 2015 consolidated financial statements, which are included as part of this Offering Circular, contains a statement concerning our ability to continue as a "going concern;"

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to attract, retain and generate revenue from part-time shift work clients with large contingent part-time workforce demands;

•	The effect of disruptions in or impairments to our ability to use our computer programs used to manage our business;

•	Our ability to retain and grow our customer base;

•	Our ability to enter into, sustain and renew customer arrangements on favorable terms;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete and succeed in a highly competitive and evolving industry;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the "Risk Factors" section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

We were initially incorporated under the laws of the State of Wyoming on June 3, 2015. Our principal executive office is located at 18100 Von Karman Avenue, Suite 850, Irvine, CA 92612 and our telephone number is (888) 798-9100. Our website address is www.shiftpixy.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Our Business

The Company is a temporary staffing service provider that contracts with clients with large contingent part-time workforce demands, primarily in the restaurant and hospitality business to become the employer and provider of workers to these clients primarily for part-time shift work. ShiftPixy currently operates in Los Angeles/Southern California but plans to open additional physical offices in San Francisco, New York, Chicago, Dallas, Orlando, Atlanta, Philadelphia and Las Vegas upon completion of our offering assuming we raise the maximum offering. If we raise less than the maximum offering, we will roll out these offices in the following order:

•	First, New York then San Francisco

•	Next, after the above cities are open, Chicago, then Orlando and then Dallas

•	Finally, after all the above cities are open, Las Vegas, then Atlanta and finally Philadelphia

These markets collectively account for or allow us to cover 53% of the employers with 50 or more employees in this sector. (Statistics of US Businesses Employment and Payroll 2012; US Census Bureau).

We currently serve approximately 155 clients and approximately 3,354 worksite employees. None of these clients represents more than 10% of our annualized revenues for fiscal year 2016.

Shiftpixy's anticipated business and revenue growth will result from the following factors:

•

Large Potential Market. There is a large potential market for Shiftpixy's services. Current statistics show that there are over 7.2 million employees in restaurants that employ more than 50 employees. There are close to 5.1 million are employed in the hospitality industry that have over 50 employees. (Both from Statistics of US Businesses Employment and Payroll 2012; US Census Bureau) Most restaurant establishments have a 90% variable hour worker and 10% full-time worker. (National Restaurant Association website "Facts at a Glance")

•

ACA's Significant Impact on Current and Potential New Clients. Shiftpixy's current and potential new clients are being significantly impacted by new requirements to provide employees health care coverage under the Affordable Care Act ("ACA," a/k/a "Obamacare").

•

If a potential client in our target market of the restaurant, hospitality and maintenance service business has 50 or more full-time equivalent employees, under the ACA it must offer benefits to full-time employees, a very expensive proposition.

•	Determining compliance requirements for industries such as restaurant, hospitality and maintenance service business which employ many part time workers is very challenging.

•	Failure to offer coverage if required under the ACA can result in significant fines and other penalties.

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•

Mitigation of ACA and other Insurance Compliance Risks. Shiftpixy mitigates ACA healthcare and other types of employee required insurance compliance risks, such as workers' compensation, by becoming a temporary staffing agency for its clients, absorbing a client's current and future workforce, including part-time employees, and making them employees of Shiftpixy and not the employer client. In addition to mitigating risk, Shiftpixy also provides cost containment and cost savings benefits to its clients using our services.

•

Marketing Advantages from Strategic Insurance Provider Relationships. Shiftpixy receives marketing assistance from representatives of the insurance carriers it uses for its own employees, who introduce Shiftpixy to their insurance clients with potential ACA and other employee insurance compliance requirements and who are not aware of the benefits provided by retaining Shiftpixy.

•

New Mobile Shifter App Will Provide Additional Benefits to Employers and Shift Workers. Shiftpixy is working to expand its business through the ShiftPixy Shifter Services Mobile App scheduled to be launched in late 2016. It will be a proprietary application downloaded to mobile devides allowing shift employees of its clients to access shift work opportunities at all of its clients, and anticipated in early 2017 also allowing shift employees not working at its clients to access shift work opportunities at all of its clients.

•

Ultimate Development of a Shiftpixy Ecosystem. ShiftPixy's ultimate goal is to establish the first ecosystem for employers with a large number of part time workers such as restaurants and hospitality businesses and the ever-growing number of shift workers in the new "gig economy." In a "gig economy," temporary positions are common and organizations contract with independent workers for short-term engagements. The goal of the ecosystem is to allow the job provider to be agile but compliant and the shift worker to manage and scale opportunity and income.

The Problem: Significant temporary staffing management and compliance challenges and significant financial risks of non-compliance presented by ACA to our target market of middle-tier (100 – 500 employees) restaurant and hospitality business.

The ACA presents significant temporary staffing management challenges to this target market with many part time workers. With a majority of the personnel working between 28 to 35 hours as part time or variable hour employees (National Business Group on Health statement to U.S. House Ways and Means Committee, January 2014) and with the turnover rates most of these establishments experience, there are operational, reporting, employee tracking and cost concerns that we believe many of these businesses are not prepared to deal with. Because ACA compliance is a new experience for these businesses, many employers in these sectors are still not aware of or concerned with the size of the storm that ACA compliance-related penalties, reporting requirements, and increased cost really is. We believe this lack of preparedness and planning may overwhelm them in the years to come.

The ACA compliance requirements for employers in this sector are daunting. Employers who have a difficult time managing the fast pace of the restaurant and hospitality environment are now subjected to tracking employee hours with employees becoming eligible for benefits at various times in the year as well as having to be more precise with scheduling so that employees don't exceed the 30-hour threshold which makes them full-time employees eligible for benefits under the ACA.

If a restaurant or hospitality business has 50 or more full-time equivalent employees, under the ACA it must offer benefits to full-time employees. This requires employers to manage and monitor carefully the number of hours worked by each employee and have a system that can give them real-time information on variable hour/shift employees that suddenly become eligible for coverage under the ACA. Failure to offer eligible employees a minimum essential benefit under the ACA results significant fines.

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The complexity of compliance and the significant financial risk for non-compliance is shown in the following example using calculations based upon Healthcare.gov, IRS Notice 2015-87:

•

Assume a restaurant has 120 employees, of which 30 meet the definition of full-time employees and the remainder do not and are considered part-time employees (Under the ACA rules, generally an employee is considered full-time if he or she is reasonably expected to work on average at least 30 hours per week, or 130 hours per month.)

•

Next, the restaurant must determine whether or not it has 50 or more full-time equivalent employee. We start with the 30 actual full-time employees. We then add the additional equavelent full-time employees. The number of equivalent full-time employees, is calculated by taking the hours worked by all part-time employees in a week and dividing that by 30. For our example we assume that all part-time employees work 25 hours per week, (but if they all work different total hours under 30 hours per week, one can see how this calculation becomes more complex for the restaurant). We start by multiplying the 25 hours per week by the total number of part time employees. 25 hours X 90 part-time employees = 2250. Now we have to divide this number by 30, and we get 75 equivalent full-time employees.

•	The restaurant then has 105 equivalent full-time employees under the ACA and thus the employer to offer its 30 actual full-time employees minimum essential coverage.

•	Assume the restaurant fails to offer its 30 full-time employees minimum essential coverage. What is the penalty?

•

The penalty is $2,160 per full-time and equivalent full-time employees. So the fine is not based upon the 30 actual full-time employees but what the ACA defines as equivalent full-time employees, or in this case 105.

•	So what's the total penalty? $226,800 ($2,160 X 105), a very significant amount determined after a very complex calculation.

But that's not the only penalty a restaurant could incur. There are other kinds of penalties. If the restaurant offered a minimum essential plan but it did not meet the requirements of minimum value as defined by ACA, the restaurant would incur a $3,240 penalty for any employee that applies for a subsidy.

The Shiftpixy Solution: ShiftPixy is developing an entire ecosystem comprised of aclosed proprietary operating and processing system that helps restaurant or hospitality businesses as well as shift workers by matching available shifts with available shift workers. The Shiftpixy ecosystem provides the following benefits:

1.

Compliance: ShiftPixy allows restaurant or hospitality group to "off-load" their ACA compliance issues by requiring all of their variable hour employees to become employees of ShiftPixy. ShiftPixy becomes the employer of record and contracts with the establishment to staff the restaurants shift gaps. By off-loading variable hour employees, the employer no longer is liable to measure or track these employees. The ACA compliance is shifted to ShiftPixy, and the employers can focus their energy on the success of their business. This solution allows employers to keep their current staff including their variable hour employees working at their facility but to shift the reporting and tracking responsibility to ShiftPixy.

2.

Cost Containment: By having access to ShiftPixy's entire part-time workforce the employer is able to scale up or down more rapidly, making it easier to contain operational cost. The two largest costs for a restaurant are food and labor. (National Restaurant Association "Restaurant Operations Report 2013-2014) ShiftPixy charges a fixed percentage on wages that allows the employer to budget and plan more effectively without all of the threats of penalties or missteps in dealing with ACA.

3.

Cost Savings: ShiftPixy is able to use economy of scale in purchasing other employer related requirements such as worker's compensation and other benefit costs and in general can provide an employer a shifter at a lower cost than the employer can staff that same employee for.

We currently serve approximately 155 clients and approximately 3,354 worksite employees. None of these clients represents more than 10% of our annualized revenues for fiscal year 2016.

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THE OFFERING

Issuer:	ShiftPixy, Inc.

Securities offered:	A minimum of ________ and a maximum of _________ shares of our common stock, par value $0.0001 ("Common Stock") at an offering price of $___ per share (the "Offered Shares").

Number of shares of Common Stock outstanding before the offering:	52,429,600 shares

Number of shares of Common Stock to be outstanding after the offering:	_________ shares, if the minimum amount of Offered Shares are sold, and _________ shares, if the maximum amount of Offered Shares are sold

Price per share:	$___

Minimum offering amount:	_________ shares at $____ per share, or $15,000,000

Maximum offering amount:	_________ shares at $____ per share, or $50,000,000

Proposed listing:

We will apply to list our common stock on the NASDAQ capital market ("NASDAQ") under the symbol "PIXY." In connection with our application, we expect to consummate a reverse stock split of our Common Stock at a ratio to be determined prior to qualification of our Common Stock. Our common stock will not commence trading on NASDAQ until the all of the following conditions are met: (i) the Minimum offering is closed; (ii) the offering is terminated; and (iii) we have filed a post-qualification amendment to the Offering Statement, and a registration statement on Form 8-A ("Form 8-A") under the Securities Exchange Act of 1934 (the "Exchange Act") and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of the offering in order that the Form 8-A may become effective as soon as practicable.

Use of proceeds:

If we sell all of the shares being offered, our net proceeds (after underwriting discount and commissions and our estimated other offering expenses) will be $46,400,000. We will use these net proceeds for Rent/Office Expenses, Computer Equipment, Software Development and Support, Employees/Contractors, Marketing and Printing, and working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk. See "Risk Factors."

(1) The number of shares of common stock outstanding excludes:

•	_________ shares of our Common Stock issuable upon exercise of the warrants to be issued to the underwriter in connection with this offering.

•	310,000 shares of our Common Stock issuable upon exercise of the warrants held by non-affiliated stockholders at a weighted average exercise price of $2.50 per share

•	50,000,000 shares of our preferred Stock issuable upon exercise of the options held by affiliated stockholders at a weighted average exercise price of $0.0001 per share

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled "Cautionary Statement Regarding Forward-Looking Statements".

Risks Relating to Our Business

Although we have engaged in operational activities since inception, we have not yet generated significant operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate significant operating revenues.

Although we have engaged in operational activities and generated revenues since inception, our lack of long-term operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods or processes by our competitors. To address these risks, we must, among other things, continue to expand our customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offerings, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

We have generated limited revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We have generated only limited revenues, or $67,549, from inception to August 31, 2015. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or we may incur losses, which may result in a decline in our stock price once we start trading.

There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.

We are a development stage company and are in the process of developing our products and services. Consequently, we have generated only limited revenues as of August 31, 2015. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations and the Company's ability to raise additional capital as required. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred operating losses of $41,770, and utilized $51,350 in operating cash flows. Our auditors have indicated that these conditions raise substantial doubt about the Company's ability to continue as a going concern.

There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this offering, we have no binding agreements, commitments or understandings to secure additional financing at this time. We have no binding agreements, commitments or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities and obtain additional financing, potentially beyond the proceeds of this offering. There is no assurance that we will be able to generate sufficient cash from operations, sell shares of common stock in addition to this Offering or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business to a greater extent than we can with our existing financial resources. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

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Industry Risks

Specialized temporary staffing management products and services is an emerging yet competitive industry and many of our competitors have greater resources that may enable them to compete more effectively.

We will compete with many companies that offer a range of specialized temporary staffing management products and servicessimilar to our own or traditional temporary staffing management products and services that compete in the same market. There are limited barriers to entry. Price competition in the industry, particularly from our smaller competitors in local and regional markets, is intense, and pricing pressures from competitors and clients are increasing. There are new competitors entering various markets which may further increase pricing pressures.

Clients may competitively bid new contracts, a trend is expected to continue for the foreseeable future. Some of our competitors have greater resources than we do, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products and services that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Our targeted customer base is diverse and we face a challenge in adequately meeting each group's needs.

Because we will serve both employers and employees, we must work constantly to understand the needs, standards and requirements of each group and must devote significant resources to developing products and services for their interests. If we do not accurately predict our customers' needs and expectations, we may expend valuable resources in developing products and services that do not achieve broad acceptance across the markets.

Our success depends on adoption of our products and services by our various types of customers, and if these potential customers do not accept and acquire our products and services then our revenue will be severely limited.

The major customer groups to whom we believe our products and services will appeal, both employers and employees, particularly related to shift work, may not embrace our products and services. Acceptance of our products and services will depend on several factors, including: cost, ease of use, familiarity of use, convenience, timeliness, strategic partnerships, and reliability. If we fail to adequately meet our customers' needs and expectations, our product offerings may not be competitive and our ability to commence or continue generating revenues could be reduced. We also cannot be sure that our business model will gain wide acceptance among all targeted customer groups. If the market fails to continue to develop, or develops more slowly than we expect, our ability to continue generating revenues could be reduced.

Competing forms of temporary staffing management products and services may be more desirable to consumers or may make our products and services obsolete.

There are currently several different competing temporary staffing management product and service technologies that are being marketed to our potential customers. Further development of any of these technologies may lead to advancements in technology that will make our products and services obsolete. Consumers may prefer alternative technologies and products and services. We cannot guarantee that users of temporary staffing management products and services who will be using our products and services will continue to grow within the industry as a whole. Any developments that contribute to the obsolescence of our products and services may substantially impact our business reducing our ability to sustain generating revenues.

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Software products we use in our business may contain defects which will make it more difficult for us to establish and maintain customers.

The backbone for our business is software provided by HRPyramid. This and other software products we use in our business may contain undetected design faults and software errors, or "bugs" that are discovered only after they has been installed and used by a greater number of customers. Any such defect or error in new or existing software or applications could cause delays in delivering our technology or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. Since our technologies are intended to be utilized to supply human resources related services, the effect of any such bugs or delays will likely have a detrimental impact on us. In addition, given that our specialized human resources software and services has yet to gain widespread acceptance in the market, any delays or other problems caused by software bugs would likely have a more detrimental impact on our business than if we were a more established company.

Damage claims against us as a result of actions of our temporary work employees could reduce our sales and revenues.

If any of our temporary work employees are found to cause injury or damage, the Company could suffer financial damages as a result of claims by the injured parties, our clients or our workers themselves against us. We have not had significant claims for damages or losses from actions of our temporary worker to date. The Company carries a staffing liability program commercial insurance policy, but the policy provides coverage only with respect to: 1. "wrongful employment acts" committed against our "employees" pursuant to our agreement with that client; and 2. A "staffing services worker's" acts committed while in the service of our client that result in a "wrongful business environment." The insurer may seek to disclaim liability as not covered or for other reasons or the amount of judgment against us may exceed the policy limits. Any claims for damages against us as a result of actions of our temporary work employeescould damage our reputation and reduce our revenues.

Lapses in our temporary work employees screening process may result in potential litigation, which may be costly and/or damage our reputation.

If we experience lapses in our temporary work employees screening process, we may face potential litigation from our clients or government regulators, which may be costly and/or damage our reputation.

If we are unable to protect our proprietary and technology rights our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including those related to our products and services. We have not applied for any formal patent, trademark or similar protection. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

•	Enforce intellectual property rights;

•	Protect our trade secrets;

•	Determine the validity and scope of the rights of others; or

•	Defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict and we may not prevail in any litigation in which we become involved.

If we are unable to secure or pay for the insurance coverage required for our business operations, or if we lose any existing coverage, we may not be able to offer some of our services and our revenues could be reduced.

We are required to obtain and maintain various types of insurance coverage for our business, in particular health and worker's compensation insurance related to our employees. Although we have contracts with all types of providers currently necessary for our business, if in the future we are unable to secure the insurance coverage required for our business operations, or if we lose any existing coverage, we may not be able to offer some of our services and our revenues could be reduced. In addition, any increases in the cost of insurance coverage we are required to maintain could reduce any net profits we might have.

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The Company assumes the obligation to make wage, tax, and regulatory payments for our shifter employees, and, as a result, are exposed to client credit risks.

The Company generally assumes responsibility for and manage the risks associated with shifter employees' payroll obligations, including liability for payment of salaries, wages, and certain taxes. These obligations are fixed, whether or not clients make payments as required by services contracts, which exposes the Company to credit risks of clients.

Workers' compensation costs for shifter employees may rise and reduce our margins and require more liquidity.

The Company is responsible for and pays workers' compensation costs for shifter employees. At times, these costs have risen substantially as a result of increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although the Company carries insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, or if new laws, rules, or regulations are passed, costs could increase significantly. There can be no assurance that the Company will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

Failure to comply with, or changes in, laws and regulations applicable to our businesses could have a materially adverse effect on our reputation, results of operations or financial condition, or have other adverse consequences.

Our business is subject to a wide range of complex laws and regulations. Failure to comply with such laws and regulations could result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of services, and the imposition of consent orders or civil and criminal penalties, including fines, that could damage our reputation and have a materially adverse effect on our results of operation or financial condition.

In addition, changes in laws or regulations, or changes in the interpretation of laws or regulations by a regulatory authority, may decrease our revenues and earnings and may require us to change the manner in which we conduct some aspects of our business. For example, a change in regulations either decreasing the amount of taxes to be withheld or allowing less time to remit taxes to government authorities would adversely impact interest income from investing client funds before such funds are remitted to the applicable taxing authorities. Changes in taxation regulations could adversely affect our effective tax rate and our net income. Changes in laws that govern the co-employment arrangement between a professional employer organization and its worksite employees may require us to change the manner in which we conduct some aspects of our business. Healthcare reform under the U.S. Patient Protection and Affordable Care Act, as amended, related state laws, and the regulations adopted or to be adopted thereunder, have the potential to impact substantially the way that employers provide health insurance to employees and the health insurance market for the small and mid-sized businesses that constitute our business's clients and prospects. We are unable to determine the ultimate impact that healthcare reform will have on our business and our ability to attract and retain clients. Amendments to money transmitter statutes have required us to obtain licenses in some jurisdictions. The adoption of new money transmitter statutes in other jurisdictions, changes in regulators' interpretation of existing state and federal money transmitter or money services business statutes or regulations, or disagreement by a regulatory authority with our interpretation of such existing statutes or regulations, could require additional registration or licensing, limit certain of our business activities until they are appropriately licensed, and expose us to financial penalties. These occurrences could also require changes to our compliance programs and to the manner in which we conduct some aspects of our money movement business or client funds investment strategy, which could adversely impact interest income from investing client funds before such funds are remitted.

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We host, collect, use, transmit and store personal and business information, and a security or privacy breach may damage or disrupt our businesses, result in the disclosure of confidential information, damage our reputation, increase our costs and cause losses.

In connection with our business, we host, collect, use, transmit and store large amounts of personal and business information about our clients, employees of our clients, vendors and our employees, including payroll information, healthcare information, personal and business financial data, social security numbers, bank account numbers, tax information and other sensitive personal and business information.

We are focused on ensuring that our operating environments safeguard and protect personal and business information, and we will be required devote significant resources to maintain and regularly update our systems and processes. Nonetheless, globally, attacks on information technology systems continue to grow in frequency, complexity and sophistication, and the Company may be targeted by unauthorized parties using malicious tactics, code and viruses.

We have third party contractors who monitor our activities in a manner designed to prevent, detect and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third-parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the confidentiality, integrity or availability of data or our systems. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third-parties with whom we do business, through fraud, trickery, or other methods of deceiving our employees, contractors, and temporary staff. As these threats continue to evolve, we may be required to invest significant additional resources to modify and enhance our information security and controls or to investigate and remediate any security vulnerabilities. In addition, while our operating environment is designed to safeguard and protect personal and business information, we do not have the ability to monitor the implementation of similar safeguards by our clients, vendors or their respective employees, and, in any event, third-parties may be able to circumvent those security measures.

Any cyber-attack, unauthorized intrusion, malicious software infiltration, network disruption, denial of service, corruption of data, or theft of non-public or other sensitive information, similar act by a malevolent party, or inadvertent acts by our own employees, could result in the disclosure or misuse of confidential or proprietary information, and could have a materially adverse effect on our business operations, or that of our clients, create financial liability, regulatory sanction, or a loss of confidence in our ability to serve clients or cause current or potential clients to choose another service provider. Although we believe that through our third party contractors we maintain a program of information security and controls and any threats that we might have encountered to date have not materially impacted us, the impact of a data security incident could have a materially adverse effect on our business, results of operations and financial condition. We have insurance coverage for risks for exchanging and maintaining data electronically that is designed to address certain aspects of cyber-risks, such insurance coverage may be denied or be insufficient to cover all losses or all types of claims that may arise in the continually evolving area of cyber-risk.

We are also subject to various federal and state laws, rules and regulations relating to the collection, use, transmission and security of personal and business information. In addition, the possession and use of personal information and data in conducting our business subjects us to laws that may require notification to regulators, clients or employees in the event of a privacy breach. These laws continue to develop, the number of jurisdictions adopting such laws continues to increase, and these laws may be inconsistent from jurisdiction to jurisdiction. The future enactment of more restrictive laws, rules or regulations could have a materially adverse impact on us through increased costs or restrictions on our businesses and noncompliance could result in regulatory penalties and significant legal liability. In addition, enforcement actions and investigations by regulatory authorities related to data security incidents and privacy violations continue to increase.

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Our systems may be subject to disruptions that could have a materially adverse effect on our business and reputation.

Our business is and will continue to be highly dependent on our ability to process, on a daily basis, a large number of complicated transactions. We rely heavily on our payroll, financial, accounting, and other data processing systems. We may not be successful in preventing the loss of client data, service interruptions ordisruptions to our operations from system failures. If any of these systems fails to operate properly or becomes disabled even for a brief period of time, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention, or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition.

Because we store data in the cloud with providers such as Microsoft and Amazon, any disruptions in our ability to access this data or any breach of security concerning this data in the cloud could have a materially adverse effect on our business and reputation.

Our business is and will continue to be highly dependent on data storage in the cloud with providers such as Microsoft and Amazon. These cloud storage systems may fail to operate properly or become disabled even for a brief period of time. There could also be security breaches of our data stored in the cloud. If there is loss of client data, service interruptions or disruptions to our operations related to our cloud data storage, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention, or damage to our reputation, any of which could have a materially adverse effect on our results of operation or financial condition.

Political and economic factors may adversely affect our business and financial results.

Monetary and fiscal policies and political and economic conditions may substantially change. When there is a slowdown in the economy, employment levels may decrease with a corresponding impact on our businesses. Clients may react to worsening conditions by reducing their spending on payroll and other outsourcing services or renegotiating their contracts with us.

We are dependent upon various large banks to execute Automated Clearing House and wire transfers as part of our client payroll and tax services. A systemic shutdown of the banking industry would impede our ability to process funds on behalf of our payroll and tax services clients and could have an adverse impact on our financial results and liquidity.

If we are unable to effectively manage growth and maintain low operating costs, our results of operations and financial condition may be adversely affected.

We have experienced rapid growth since our inception and our plans contemplate significant expansion of our business. If we are unable to effectively manage our growth, including having geographically dispersed offices and employees or accurately anticipate and manage our future growth, our business may be adversely affected. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs low or effectively meet the requirements of an ever-growing, geographically dispersed client base.. Our business relies on data systems, billing systems and financial reporting and control systems, procedures and controls. Our success in managing our expansion and growth in a cost-effective manner will require us to upgrade and improve these systems, procedures and controls. If we are unable to adapt our systems and put adequate controls in place in a timely manner, our business may be adversely affected. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition.

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We operate in an immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.

The industry in which we operate is characterized by rapidly changing regulatory requirement, evolving industry standards and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to:

•	Expand employer and employee client relationships;

•	Increase the number of our employer clients and grow a shifter employee base;

•	Develop relationships with third-party vendors such as insurance companies;

•	Expand operations and implement and improve our operational, financial and management controls;

•	Raise capital at attractive costs, or at all;

•	Attract and retain qualified management, employees and independent service providers;

•	Successfully introduce new processes, technologies products and services and upgrade our existing processes, technologies, products and services;

•	Protect our proprietary processes and technologies and our intellectual property rights; and

•	Respond to government regulations relating to the Internet, personal data protection, email, software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

Our independent registered public accountants will not be required to provide an attestation report as to our internal control over financial reporting for the foreseeable future.

Our independent registered public accounting firm has not assessed the effectiveness of our internal control over financial reporting and will not, as a result of this offering, be required to assess the effectiveness of our internal control over financial reporting. As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, unless and until we become a reporting company under the Exchange Act and, thereafter, no longer qualify as an emerging growth company or are no longer a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, whichever is later. Currently, we would expect to be an emerging growth company for up to five years after we become a reporting company under the Exchange Act. As a result of the foregoing, for the foreseeable future, you may not receive any attestation concerning our internal control over financial reporting from us or our independent registered public accountants.

Risks Related to Management and Personnel

We depend heavily on Mr. Scott W. Absher, CEO/CFO and Director. The loss of his services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions Mr. Scott W. Absher, CEO/CFO and Director. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees in addition Mr. Scott W. Absher, CEO/CFO and Director. Loss of the services of Mr. Scott W. Absher, CEO/CFO and Director could adversely affect the development of our business plan and harm our business.

Our sole officer and director has no experience managing a public company which may inhibit our ability to implement successfully our business plan.

We have never operated as a public company. Mr Scott W. Absher, our sole officer and director and the beneficial owner of48.8% of our stock has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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Risks Related to this Offering

There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares may not develop.

Prior to this offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this offering will own less than ___% of the then outstanding shares of common stock, but will have paid over $__% of the total consideration for our outstanding shares, resulting in a dilution of $__ per share. See "Dilution."

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be agreed between us and the underwriters based on a number of factors, and may not be indicative of prices that will prevail on NASDAQ or elsewhere following this offering. The price of our Common Stock may decline following this offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects.

Our financial performance, our industry's overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We may experience a delay in the initial trading of our Common Stock on NASDAQ.

We will apply to list our Common Stock on the NASDAQ Capital Market and we expect trading to commence following the Termination Date of this offering, assuming we have sold more than the minimum amount of shares being offered and have thereby sold a sufficient number of shares to qualify to list on the NASDAQ Capital Market. However, in order to perfect our listing, we will be required to, among other things, file with the SEC a post-qualification amendment to the Offering Statement, and then file an SEC Form 8-A in order to register our shares under the Exchange Act. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified quickly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the initial trading of our Common Stock on NASDAQ.

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NASDAQ may delist our Common Stock from trading on its exchange, which could limit stockholders' ability to trade our Common Stock.

In the event we are able to list our Common Stock on the NASDAQ Capital Market, NASDAQ will require us to meet certain financial, public float, bid price and liquidity standards on an ongoing basis in order to continue the listing of our Common Stock. If we fail to meet these continued listing requirements, our Common Stock may be subject to delisting. If our Common Stock is delisted and we are not able to list our Common Stock on another national securities exchange, we expect our securities would be quoted on an over-the-counter market. If this were to occur, our shareholders could face significant material adverse consequences, including limited availability of market quotations for our Common Stock and reduced liquidity for the trading of our securities. In addition, we could experience a decreased ability to issue additional securities and obtain additional financing in the future.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are currently 2,429,600 shares of our common stock held by non-affiliates and 50,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities that can only be resold if the conditions of Rule 144 are met. There are potentially another 50,000,000 shares of common stock held by affiliates following the exercise of a currently-exercisable option to acquire Convertible Preferred Stock and the subsequent conversion of the Convertible Preferred Stock that would also be eligible for resale under Rule 144 if the conditions were met. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the 90 days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our majority shareholders are the beneficial owners of approximatel:97.6% of our outstanding voting securities prior to the offering and ___% of our outstanding voting securities after the to the offering, assuming all ___shares of common stock in this offering are sold. This percentage ownership is calculated on the basis of ownership of 100,000,000 shares including the 50,000,000 directly owned and the additional 50,000,000 deemed to be beneficially owned as the result of currently-exercisable options for 50,000,000 convertible preferred shares which can be immediately converted into 50,000,000 common shares, As a result of this ownership, they possess and can continue to possess significant influence and can elect and can continue to elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. In addition upon the exercise of the options to purchase preferred stock the holders of the preferred stock would be entitled to elect a majority of the board according to the terms of the preferred stock. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an "emerging growth company" under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

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The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management's judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, the exercise of Options for Preferred Stock and/or conversion of the Preferred Stock into Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, the exercise of Options for Preferred Stock and/or conversion of the Preferred Stock into Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of Options for Preferred Stock and/or conversion of the Preferred Stock into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that the exercise of Options for Preferred Stock and/or conversion of the Preferred Stock into Common Stock or new issuances of our Common Stock or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Further, if the Options for Preferred Stock are exercised, the preferred stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act. By exercising their registration rights and selling a large number of shares, our existing owners could cause the prevailing market price of our common stock to decline. Following completion of this offering, the shares covered by registration rights would represent approximately ___% of our outstanding common stock (or ___%, if the underwriters exercise in full their option to purchase additional shares). Registration of any of these outstanding shares of common stock would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement.

In connection with this offering, the Company will enter into a lock-up agreement that prevents it, subject to certain exceptions, from offering additional shares of Common Stock for up to 180 days after the date of this Offering Circular, as further described in "Underwriting." Further, our two principal stockholders have agreed, subject to certain exceptions, not to sell any shares of our Common Stock that they own for up to 180 days after the date of this Offering Circular, as further described in "Underwriting." In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Stock may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our Common Stock.

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The exercise of existing Options for Preferred Stock which ranks senior to Common Stock for dividends and upon bankruptcy or liquidation as well as future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

We have existing Options for Preferred Stock which if exercised and the Preferred Stock is issued will rank senior to Common Stock for dividends and upon bankruptcy or liquidation, In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that the exercise of the existing Options for Preferred Stock as well as any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on The NASDAQ Capital Market and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Our management has broad discretion as to the use of certain of the net proceeds from this offering.

We intend to use $9,438,815 of the net proceeds from this offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see "Use of Proceeds" below for more information.

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after underwriting discount and commissions of $3,000,000 and our estimated other offering expenses of $600,000) will be $46,400,000. We will use these net proceeds for:

•

Software development and support, consisting of the continued development and rollout of our first phase mobile platform extension of our operating platform. This first phase is scheduled for launch in September 2016. The first phase of our mobile development creates a vital user interface for our mobile shift worker to profile their experience and preferences and match to local available shift opportunities based on their profile and proximity match to shift opportunities;

•

IT infrastructure and proprietary software platform, consisting of cloud based, integrated systems to support job provider clients operationally and shift workers personally. The infrastructure connects disparate systems bringing essential data points to user tasks. These systems that comprise our platform require high usage and highly scalable provider resources and alliances;

•

Additional expanded insurance coverage will be secure to provide for rapid expansion of our national job provider client base. Workers compensation coverage as an employer is required in every state and must be in place in advance of our expansion. In order for ShiftPixy to maximize growth and minimize growth friction the Company will need to put significant capital to work to secure the widest underwriting capability;

•	Operational staff and regional office expansion consisting of a regional operation support in office locations planned to rollout (assuming maximum offering) as follows:

•	First, New York then San Francisco

•	Next, after the above cities are open, Chicago, then Orlando and then Dallas

•	Finally, after all the above cities are open, Las Vegas, then Atlanta and finally Philadelphia

The staffing for each of these office locations will be scaled with the growth of the clients and proceeds raised in this offering, but start with core regional operating duties covered. These locations will also require long term leases;

•	General office expenses consisting of rent, office supplies and computer and other equipment; and

•	working capital and other general corporate purposes.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

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The following table sets forth a breakdown of our estimated use of our net proceeds as we currently expect to use them, assuming the sale of, respectively, 100%, 75%, 50% and 30% of the shares offered for sale in this offering

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
30%	$15,000,000	$1,500,000	$13,500,000	General office expenses: $275,000 Software Development and Support: $3,000,000 IT infrastructure: $3,000,000 Employees/Contractors: $3,000,000 Business development: $1,225,000 Working Capital: $ 3,000,000

50%	$25,000,000	$2,100,000	$22,900,000	General office expenses: $550,000 Software Development and Support: $5,000,000 IT infrastructure: $5,000,000 Employees/Contractors: $5,000,000 Business development: $2,000,000 Working Capital: $5,350,000

75%	$34,650,000	$2,850,000	$34,650,000	General office expenses: $800,000 Software Development and Support: $8,000,000 IT Infrastructure: $8,000,000 Employees/Contractors: $8,000,000 Business development: $3,105,000 Working Capital: $6,745,000

100%	$50,000,000	$3,600,000	$46,400,000

General office expenses: $945,185

Software Development and Support: $10,672,000

IT Infrastructure: $10,672,000

Employees/Contractors: $10,672,000

Business development: $4,000,000

Working Capital: $9,438,815

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by slowing the pace of geographic expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of August 31, 2015 was $97,101 or $0.002 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

Our net tangible book value as of August 31, 2015, before accounting for this offering, was $97,101 or $0.002 per then-outstanding share of our Common Stock. Net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting underwriting discount and commissions of $3,000,000, $2,250,000, $1,500,000 and $900,000, respectively, and our estimated other offering expenses of $600,000):

	100%	75%	50%	25%
Price to the public charged for each share in this offering	$7.50	$7.50	$7.50	$7.50
Historical net tangible book value per share as of August 31, 2015 (1)	$0.002	$0.002	$0.002	$0.002

Increase in net tangible book value per share attributable to new investors in this offering (2)	$0.82	$0.63	$0.43	$0.26
Net tangible book value per share, after this offering	$0.82	$0.63	$0.43	$0.26
Dilution per share to new investors	$6.68	$6.87	$7.07	$7.24

________________

(1)	Based on net tangible book value as of August 31, 2015 of $97,101 and 50,555,000 outstanding shares of Common stock

(2)	After deducting the underwriting discount and commissions of $3,000,000, $2,250,000, $1,500,000 and $900,000, respectively, and our estimated other offering expenses of $600,000

The following tables set forth, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting underwriting discount and commissions of $3,000,000, $2,250,000, $1,500,000 and $900,000, respectively, and our estimated other offering expenses of $600,000), as of August 31, 2015, the total number of shares previously sold to existing stockholders, the total consideration paid for the foregoing and the average price paid per share. As the table shows, new investors purchasing shares may in certain circumstances pay an average price per share substantially higher than the average price per share paid by our existing stockholders:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Assuming 100% of Shares Sold:
Existing stockholders	50,555,000	88%	$160,040	0.3%	$0.01
New Investors	6,666,667	12%	$50,000,000	99.7%	$7.50
Total	57,221,167	100%	$50,160,400	100%	$0.88

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	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Assuming 75% of Shares Sold:
Existing Stockholders	50,555,000	91%	$160,040	0.4%	$0.00
New Investors	5,000,000	9%	$37,500,000	99.6%	$7.50
Total	55,555,000	100%	$37,660,040	100%	$0.68

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Assuming 50% of Shares Sold:
Existing Stockholders	50,555,000	91%	$160,040	0.6%	$0.00
New Investors	3,333,333	9%	$25,000,000	99.4%	$7.50
Total	53,888,333	100%	$25,160,040	100%	$0.47

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Assuming 30% of Shares Sold:
Existing Stockholders	50,555,000	96%	$160,040	1.1%	$0.00
New Investors	2,000,000	4%	$15,000,000	98.9%	$7.50
Total	52,555,000	100%	$15,160,040	100%	$0.29

The number of shares of common stock outstanding excludes:

•	______ shares of our Common Stock issuable upon exercise of the warrants to be issued to the underwriter in connection with this offering.

•	310,000 shares of our Common Stock issuable upon exercise of the warrants held by non-affiliated stockholders at a weighted average exercise price of $2.50 per share

•	50,000,000 shares of our preferred Stock issuable upon exercise of the options held by affiliated stockholders at a weighted average exercise price of $0.0001 per share

To the extent such stock options or warrants are hereafter exercised resulting in the issuance of additional shares of our Common Stock or shares convertible into Common Stock which are then converted, there will be further dilution to our investors.

UNDERWRITING

We have engaged W.R. Hambrecht + Co., LLC (the "Underwriter") with respect to the Offered Shares. We anticipate entering into an underwriting agreement setting forth the definitive terms and conditions of the sale of the Offered Shares on or immediately prior to the date on which the SEC initially qualifies the Offering Statement (the "Qualification Date").

Subject to certain conditions, the Underwriter has agreed to use its best efforts to procure potential purchasers for the Offered Shares. This offering is being undertaken on a best efforts only basis. The Underwriter is not required to take or pay for any specific number or dollar amount of our Common Stock. The Underwriter will have the right to engage such other FINRA member firms as it determines to assist in this offering.

The Offered Shares will be issued in one or more closings. For the initial closing (the "Initial Closing") and each subsequent additional closing ("Additional Closing"), all proceeds for such closing will be kept in an interest bearing escrow account maintained by FundAmerica Securities, LLC for the benefit of the investors in accordance with Rule 15c2-4 under the Exchange Act. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the Offered Shares for such closing will be issued to investors. The Underwriter and the participating broker-dealers (the "Selling Group") must sell the minimum number of shares set forth in this offering circular (the "Minimum Offering") if any shares are to be sold at all. The escrow account will be opened immediately prior to the Qualification Date and will remain open until the offering terminates without the Minimum Offering having been reached, or if the Initial Closing occurs, until the last Additional Closing date(s). All funds received into the escrow account will be held in an interest bearing account in accordance with Rule 15c2-4 under the Exchange Act. All funds will be transmitted directly by wire or electronic funds transfer via ACH to the specified bank account maintained by FundAmerica Securities, LLC per the instructions in the subscription agreement. FundAmerica Securities, LLC may accept checks from investors if such investors meet certain eligibility requirements. The Underwriter will not accept or handle any funds. The subscription agreement is available at www. .com. FundAmerica Securities, LLC, which will be the escrow agent, will notify the Underwriter when the full amount necessary to purchase the Minimum Offering has been received. If, on the Termination Date, investor funds are not received in respect of the Minimum Offering, then all investor funds that were deposited into the escrow account will be returned promptly to investors and the offering will terminate. FundAmerica Securities, LLC will retain up to $_____ of interest accrued from funds deposited in the escrow account regardless of whether the offering closes as partial compensation for serving as the escrow agent.

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The following table shows the per share and total underwriting commissions to be paid to the Underwriter.

	Per Share	Total
Price to public
Underwriting discount and commissions payable by us(1)
Proceeds, before expenses, to us

_______________

(1)	The underwriting discount and commissions do not include the expense reimbursement, advisory fee, or Underwriter's Warrants, as described below.

Offered Shares sold to the public will initially be offered at the initial public offering price set forth on the cover of this Offering Circular. Any shares sold to securities dealers may be sold at a discount of up to $___ per share from the initial public offering price. After the initial offering of the shares, the offering price and other selling terms may be subject to change. The offering of the shares is subject to receipt and acceptance and subject to the right of the Company to reject any subscription in whole or in part, for any reason or no reason.

Technology and Escrow Services

FundAmerica Securities, LLC has been engaged to provide certain technology and escrow services in connection with this offering. The Underwriter has agreed to pay FundAmerica Securities, LLC a facilitation fee equal to 0.5% of the gross proceeds from the sale of the securities being offered. In addition, the Underwriter has agreed to pay certain technology service fees to FundAmerica Securities, LLC for the technology services provided by its affiliate in the offering, including the online platform by which subscribers may receive, review, execute and deliver subscription agreements electronically. We have engaged FundAmerica Securities, LLC to serve as escrow agent for the offering. As partial compensation for serving as escrow agent, FundAmerica Securities, LLC will retain up to $5,000 of interest accrued from funds deposited in the escrow account whether or not the offering closes. In the event more than $_____ in interest accrues on funds deposited in the escrow account, the excess will be distributed to each subscriber in the same proportion as such subscriber's investment bears to the gross proceeds of the offering. FundAmerica Securities, LLC is also entitled to certain other itemized administrative fees, not to exceed a maximum of $_______. FundAmerica Securities, LLC is not participating as an underwriter of the offering and will not solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or distribute the offering circular or other offering materials to investors. All inquiries regarding this offering or escrow should be made directly to the Company or the Underwriter.

Engagement Agreement with the Underwriter

We are currently party to an engagement agreement with the Underwriter. The term of the engagement agreement began on April 26, 2016 and will continue for one year, until April 26, 2017, unless one of the following events occurs prior to April 26, 2017, in which case the engagement agreement would be terminated early:

(i)	we and the Underwriter mutually agree to terminate the engagement agreement or either of us decides to terminate on 30 days' prior written notice to the other;

(ii)	we execute a definitive underwriting or placement agency agreement with the Underwriter; or

(iii)	we decide not to proceed with the offering or withdraw any offering statement filed with the SEC.

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Compensation for Advisory Services. As part of the engagement agreement, the Underwriter agreed to provide us with financial advice and assistance concerning our business. As compensation for these advisory services, we agreed to pay the Underwriter $10,000 per month during the term of the engagement agreement. If the engagement agreement were to stay in place for a period of 12 months, we would pay the Underwriter a total of $120,000 as compensation for its advisory services.

Offering Expenses. We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Offered Shares under state securities laws and FINRA clearance (not to exceed $30,000 in the aggregate); and (v) our transportation, accommodation, and other roadshow expenses. To the extent that any of our fees and expenses are paid by the Underwriter with our approval, we will, upon request, reimburse the Underwriter for such fees and expenses.

Reimbursable Expenses in the Event of Termination. In the event the offering does not close or the engagement agreement is terminated for any reason (other than termination due to the Underwriter's material failure to provide its services), we have agreed to reimburse the Underwriter for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Underwriter's legal fees, up to $100,000. However, the amount of reimbursable expenses to be paid to the Underwriter will be reduced by the amount of financial advisory fees we have paid to the Underwriter. For a description of the financial advisory fees, see "Compensation for Advisory Services" above.

Termination Fee. If we terminate the engagement agreement and then consummate a public offering in which the Underwriter does not serve as the Underwriter or placement agent within six months of such termination, then we have agreed to pay the Underwriter a termination fee equal to $100,000. However, the termination fee will be reduced by the amount of reimbursable expenses and financial advisory fees we have paid to the Underwriter. See "Reimbursable Expenses" and "Compensation for Advisory Services" above. The termination fee is not payable in the event we terminate the engagement agreement due to the Underwriter's material failure to provide the services contemplated by the engagement agreement.

Underwriting Commission. We have agreed that the definitive underwriting agreement will provide for us to pay a commission of 6.0% of the gross offering proceeds to the Underwriter as compensation immediately upon consummation of the offering. Any financial advisory fees we have paid to the Underwriter will be deducted from the commission.

Underwriter's Warrants

Upon each closing of this offering, we have agreed to issue Underwriter's Warrants to the Underwriter to purchase a number of shares of the Common Stock equal to 5.0% of the total shares of the Common Stock sold in such closing. The Underwriter's Warrants are exercisable commencing on the Qualification Date, and will be exercisable for five years. The Underwriter's Warrants are not redeemable by us. The exercise price for the Underwriter's Warrants will be the amount that is 15% greater than the public offering price, or $____.

The Underwriter's Warrants and the Common Stock underlying the Underwriter's Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Underwriter, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the Underwriter's Warrants or the Common Stock underlying the Underwriter's Warrants, nor will the Underwriter or permitted assignees engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter's Warrants or the underlying shares for a period of 180 days from the Qualification Date, except that they may be transferred, in whole or in part, by operation of law or by reason of our reorganization, or to any underwriter or selected dealer participating in the offering and their officers or partners if the Underwriter's Warrants or the underlying shares so transferred remain subject to the foregoing lock-up restrictions for the remainder of the time period. The Underwriter's Warrants will provide for adjustment in the number and price of the Underwriter's Warrants and the shares underlying such Underwriter's Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

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Our two current principal stockholders have agreed, or will agree, with the Underwriter, subject to certain exceptions, that, without the prior written consent of the Underwriter, we and they will not, directly or indirectly, during the period ending 180 days after the date of the Offering Circular:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Exchange Listing

We will apply to the NASDAQ Capital Market ("NASDAQ") to list shares of our common under the symbol "PIXY." In order to meet one of the requirements for listing our common stock on NASDAQ, the Underwriter intends to sell lots of 100 or more shares to a minimum of 300 beneficial holders. Our common stock will not commence trading on NASDAQ until the all of the following conditions are met: (i) the Minimum Offering is closed; (ii) the offering is terminated; and (iii) we have filed a post-qualification amendment to the Offering Statement and a registration statement on Form 8-A under the Exchange Act, and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective. Pursuant to applicable rules under Regulation A, the Form 8-A will not become effective until the SEC qualifies the post-qualification amendment. We intend to file the post-qualification amendment and request its qualification immediately prior to the termination of this offering in order that the Form 8-A may become effective as soon as practicable.

Pricing of the Offering

Prior to the offering, there has been no public market for the Offered Shares. The initial public offering price was determined by negotiation between us and the Underwriter. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available to the Underwriter;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the Underwriter and us.

Indemnification and Control

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"). If we are unable to provide this indemnification, we will contribute to the payments the Underwriter and its selling agents, affiliates and controlling persons may be required to make in respect of these liabilities.

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The Underwriter and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Underwriter

In the ordinary course of their various business activities, the Underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an "accredited investor" as defined under Rule 501 of Regulation D under the Securities Act (an "Accredited Investor"). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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Offering Period and Expiration Date

This offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for Offered Shares in this offering, you should:

Go to www.                .com, click on the "Invest Now" button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by FundAmerica Technologies, LLC.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase Offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors", "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Overview

The Company is a temporary staffing service provider that contracts with clients with large contingent part-time workforce demands, primarily in the restaurant and hospitality business to become the employer and provider of workers to these clients primarily for part-time shift work. ShiftPixy currently operates in Los Angeles/Southern California but plans to open additional physical offices in San Francisco, New York, Chicago, Dallas, Orlando, Atlanta, Philadelphia and Las Vegas upon completion of our offering, assuming we raise the maximum offering. If we raise less than the maximum offering, we will roll out these offices in the following order:

•	First, New York then San Francisco

•	Next, after the above cities are open, Chicago, then Orlando and then Dallas

•	Finally, after all the above cities are open, Las Vegas, then Atlanta and finally Philadelphia

These markets collectively account for or allow us to cover 53% of the employers with 50 or more employees in this sector. (Statistics of US Businesses Employment and Payroll 2012; US Census Bureau).

We currently serve approximately 155 clients and approximately 3,354 worksite employees. None of these clients represents more than 10% of our annualized revenues for fiscal year 2016.

Shiftpixy's anticipated business and revenue growth will result from the following factors:

•	Large Potential Market.

•	ACA's Significant Impact on Current and Potential New Clients.

•	Mitigation of ACA and other Insurance Compliance Risks.

•	Marketing Advantages from Strategic Insurance Provider Relationships.

•	New Mobile Shifter App (available late 2016) Will Provide Additional Benefits to Employers and Shift Workers.

•	Ultimate Development of a Shiftpixy Ecosystem.

The Problem: Significant temporary staffing management and compliance challenges and significant financial risks of non-compliance presented by ACA to our target market of middle-tier (100 – 500 employees) restaurant and hospitality business.

The ACA presents significant temporary staffing management challenges to this target market with many part time workers. With a majority of the personnel working between 28 to 35 hours as part time or variable hour employees (National Business Group on Health statement to U.S. House Ways and Means Committee, January 2014) and with the turnover rates most of these establishments experience, there are operational, reporting, employee tracking and cost concerns that we believe many of these businesses are not prepared to deal with. Because ACA compliance is a new experience for these businesses, many employers in these sectors are still not aware of or concerned with the size of the storm that ACA compliance-related penalties, reporting requirements, and increased cost really is. We believe this lack of preparedness and planning may overwhelm them in the years to come.

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The Shiftpixy Solution: ShiftPixy is developing an ecosystem comprised of a closed proprietary operating and processing system that helps restaurant or hospitality businesses as well as shift workers by matching available shifts with available shift workers. The Shiftpixy ecosystem provides the following benefits:

•	Compliance

•	Cost Containment

•	Cost Savings

Summary of Results

The following table summarizes the consolidated results of our operations for the period from inception on June 3, 2015 to fiscal year end August 31, 2015.

ShiftPixy Inc.
Statement of Operations

From Inception (June 3, 2015) through August 31, 2015
Revenue	$67,549
Cost of Goods Sold	61,500
Gross Profit	6,049
Expenses
Professional Fees	26,520
Other General and Administrative Expenses	21,299
Total Operating Expenses	47,819

(Loss) before income tax	(41,770)

Provision for income tax	-

Net (loss)	$(41,770)

Weighted average number of shares outstanding	48,245,380
Basic and Diluted loss per share	(0.00)*

* denotes a loss of less than $(0.01).

Any review by investors of non-GAAP financial measures that we present should only be made in conjunction with a review of the GAAP financial measures we also present. Non-GAAP disclosures have limitations as analytical tools, should not be viewed as a substitute for measures of operating and net results, cash flows and financial condition determined in accordance with GAAP, and should not be considered in isolation from or as a substitute for analysis of our results, cash flows and financial condition as reported under GAAP. Moreover, non-GAAP financial measures that we present may not be comparable to non-GAAP financial measures presented by other companies.

Fiscal period ended August 31, 2015

Revenues. ShiftPixy provides contingent staffing and workforce management solutions to industries most vulnerable to ACA compliance failure. We currently target restaurant and hospitality trades in Southern California but plan to expand our geographic coverage subsequent to the successful completion of our public equity offering. Our plan includes expansion into other industries also in need of an effective ACA compliance solution. Revenues in the fiscal year ended August 31, 2015 were earned from billings to clients to who we provide staff or workforce management support. Our mobile workforce management solution remains under continuing development.

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Cost of Goods Sold. Our costs include the costs of employer side taxes, workers compensation insurance coverage and the wages paid to our employees staffed with the client.

Legal and professional Fees. Legal and professional expenses in the in the three-month period ended August 30, 2015 were $26,520. These expenses were related to the cost of establishing the company, initial business and infrastructure development, accounting and marketing.

Selling, marketing, general and administrative. Significant marketing expenses include advertising and promotion costs of $1,363 as well as website development costs of $2,153. Other general and administrative expenses include payments for general liability insurance, costs of incorporation, purchase of office equipment, travel and other office expenses.

Net loss. For the foregoing reasons, our net loss was $41,770 for our first three months of 2015.

Liquidity and Capital Resources

Going Concern

Our financial statements appearing elsewhere in this Offering Circular have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations, and the Company's ability to raise additional capital as required. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred operating losses of $41,770, and utilized $51,350 in operating cash flows.

Our auditors have indicated that these conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Since inception, our principal sources of operating funds have been cash proceeds from operational income as well as the sale of Common Stock to initial investors known to management and principal shareholders of the Company. We expect that our current income and cash on hand will fund our existing operations. However, we will need to raise additional capital in order execute our business plan and growth goals for at least the next twelve-month period thereafter. If the Company is unable to raise sufficient additional funds, it will have to execute a slower than planned growth path, reduce overhead and scale back its business plan until sufficient additional capital is raised to support further operational expansion and growth. There can be no assurance that such a plan will be successful.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We do, however, purchase equipment and software necessary to conduct our operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

We do not have any material ongoing material contracts that extend beyond a one-year period or which are not cancellable sooner.

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Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not "emerging growth companies", including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an "emerging growth company" for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an "emerging growth company" as of the following December 31.

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If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for "emerging growth companies" under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer's fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer's fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not "emerging growth companies", and our stockholders could receive less information than they might expect to receive from more mature public companies.

OUR BUSINESS

The Company is a temporary staffing service provider that contracts with clients with large contingent part-time workforce demands, primarily in the restaurant and hospitality business to become the employer and provider of workers to these clients primarily for part-time shift work. ShiftPixy currently operates in Los Angeles/Southern California but plans to open additional physical offices in San Francisco, New York, Chicago, Dallas, Orlando, Atlanta, Philadelphia and Las Vegas upon completion of our offering, assuming we raise the maximum offering. If we raise less than the maximum offering, we will roll out these offices in the following order:

•	First, New York then San Francisco

•	Next, after the above cities are open, Chicago, then Orlando and then Dallas

•	Finally, after all the above cities are open, Las Vegas, then Atlanta and finally Philadelphia

These markets collectively account for or allow us to cover 53% of the employers with 50 or more employees in this sector. (Statistics of US Businesses Employment and Payroll 2012; US Census Bureau).

We currently serve approximately 155 clients and approximately 3,354 worksite employees. None of these clients represents more than 10% of our annualized revenues for fiscal year 2016.

Shiftpixy's anticipated business and revenue growth will result from the following factors:

Large Potential Market

We believe there is a large potential market for Shiftpixy's services. Current statistics show that there are over 7.2 million employees in restaurants that employ more than 50 employees. There are close to 5.1 million are employed in the hospitality industry that have over 50 employees. (Both from Statistics of US Businesses Employment and Payroll 2012; US Census Bureau) Most restaurant establishments have a 90% variable hour worker and 10% full-time worker. (National Restaurant Association website "Facts at a Glance")

ShiftPixy's initial market focus is Los Angeles/Southern California, San Francisco, New York, Chicago, Dallas, Orlando, Atlanta, New Orleans, Las Vegas, Denver, and Phoenix. These markets account for 53% of the employers with 50 or more employees in this sector. (Statistics of US Businesses Employment and Payroll 2012; US Census Bureau)

The Staffing Industry

The staffing industry is made up of temporary staffing providers, recruitment or placement providers and co-employment providers or PEOs each with its own service model and emphasis. Temporary staffing providers typically serve customer demands for flexible non-permanent workers for short or project work periods for midmarket and larger clients. Recruitment providers focus on locating, screening and presenting candidates for open positions for clients with open positions. Co-employers or PEOs provide a human resource management function for typically small employers with fewer than 50 employees.

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ShiftPixy is trying to position ourselves in the market as a temporary staffing provider delivering a flexible regular staff solution to its clients. ShiftPixy generally engages clients with 100 to 500 employees where the engagement is at the ownership level of the business unlike the typical temporary staffing industry engagement with businesses with over 500 employees and conducted at the human resource management level rather than the ownership level.

ShiftPixy is positioned as the employer rather than co-employer in the PEO engagement. The employer liabilities are shared or divided in a co-employer engagement. In contrast, ShiftPixy's client engagement the risks and liabilities are primarily with ShiftPixy. The co-employment or PEO provider typically targets businesses with 50 of fewer full-time employees while ShifPixy's target market are businesses with 100 to 500 employees with large part time workforces.

In contrast to recruitment or placement firms, ShiftPixy as the employer of shift work personnel provided to its clients, recruits for its own staffing demands and not as a recruiter for personnel who become employees of a client.

Compliance Challenges Presented by the Affordable Care Act

The ACA presents significant temporary staffing management challenges to this target market with many part time workers. With a majority of the personnel working between 28 to 35 hours as part time or variable hour employees (National Business Group on Health statement to U.S. House Ways and Means Committee, January 2014) and with the turnover rates most of these establishments experience, there are operational, reporting, employee tracking and cost concerns that we believe many of these businesses are not prepared to deal with. Because ACA compliance is a new experience for these businesses, many employers in these sectors are still not aware of or concerned with the size of the storm that ACA compliance-related penalties, reporting requirements, and increased cost really is. We believe this lack of preparedness and planning may overwhelm them in the years to come.

The ACA compliance requirements for employers in this sector are daunting. Employers who have a tough enough time managing the fast pace of the restaurant and hospitality environment are now subjected to tracking employee hours with employees becoming eligible for benefits at various times in the year as well as having to be more precise with scheduling so that employees don't exceed the 30-hour threshold which makes them full-time employees eligible for benefits under the ACA.

If a restaurant or hospitality business has 50 or more full-time equivalent employees, under the ACA it must offer benefits to full-time employees. This requires employers to manage and monitor carefully the number of hours worked by each employee and have a system that can give them real-time information on variable hour/shift employees that suddenly become eligible for coverage under the ACA. Failure to offer eligible employees a minimum essential benefit under the ACA results significant fines.

The complexity of compliance and the significant financial risk for non-compliance is shown in the following example using calculations based upon Healthcare.gov, IRS Notice 2015-87:

•

Assume a restaurant has 120 employees, of which 30 meet the definition of full-time employees and the remainder do not and are considered part-time employees (Under the ACA rules, generally an employee is considered full-time if he or she is reasonably expected to work on average at least 30 hours per week, or 130 hours per month.)

•

Next, the restaurant must determine whether or not it has 50 or more full-time equivalent employee. We start with the 30 actual full-time employees. We then add the additional equvivalent full-time employees. the number of equivalent full-time employees, which is done by taking the hours worked by all part-time employees in a week and dividing that by 30. For our example we assume that all part-time employees work 25 hours per week, but if they all work different total hours under 30 hours per week, one can see how this calculation becomes more complex for the restaurant. We start by multiplying the 25 hours per week by the total number of part time employees. 25 hours X 90 part-time employees = 2250. Now we have to divide this number by 30, and we get 75 equivalent full-time employees.

•	The restaurant then has 105 equivalent full-time employees under the ACA and thus the employer to offer its 30 actual full-time employees minimum essential coverage.

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•	Assume the restaurant fails to offer its 30 full-time employees minimum essential coverage. What is the penalty?

•

The penalty is $2,160 per full-time and equivalent full-time employees. So the fine is not based upon the 30 actual full-time employees but what the ACA defines as equivalent full-time employees, or in this case 105.

•	So what's the total penalty? $226,800 ($2,160 X 105), a very significant amount determined after a very complex calculation.

But that's not the only penalty a restaurant could incur. There are other kinds of penalties. If the restaurant offered a minimum essential plan but it did not meet the requirements of minimum value as defined by ACA, the restaurant would incur a $3,240 penalty for any employee that applies for a subsidy.

The Shiftpixy Solution

The ShiftPixy approach to the staffing business offers a comprehensive human resources outsourcing solution through an active client engagement and supported by our Provider Services Platform. We call this our ShiftPixy ecosystem. Within the ShiftPixy ecosystem we provide our complete temporary staffing management services while the client continues to direct the day-to-day job-related duties of the employees. Our services also include key HR management and employee benefits functions, including HR administration, employee benefits, and employer liability management, into a single-source solution:

Access to Contingent/shift Workers. Through the ShiftPixy engagement, we provide job provider clients with access to:

•	qualified and available contingent/shift workers

•	workforce balancing to assure ACA compliance

•	planned scheduling and management tools to balance regular and contingent/shift work shifts

Human Capital Management. We offer a variety of comprehensive HR administration services, such as:

•	employee recruitment and selection

•	payroll and tax administration

•	time and attendance management

•	benefits administration

•	employee training and development

•	online HR management tools

•	employee leave administration

Employer Liability Management. We help manage and limit employment related risks and related costs by providing:

•	a workers' compensation program

•	unemployment claims management

•	safety compliance guidance and access to safety training

•	access to employment practices liability insurance

•	guidance on compliance with federal, state and local employment laws and regulations

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Service Contracts

The Company enters into written service contracts with its customers. Among other things, these contracts provide that the Company will have various duties, including the following:

a.	Recruit, screen, interview, and assign its employees ("Assigned Employees") to perform the type of work described, per position under Client's supervision at the locations specified.

b.	Pay Assigned Employees' wages and provide them with the benefits that ShiftPixy offers to them

c.

Pay, withhold, and transmit payroll taxes; provide unemployment insurance and workers' compensation, non-owned auto insurance, benefits; and handle unemployment and workers' compensation claims involving Assigned Employees;

d.

Require Assigned Employees to sign agreements acknowledging that they are not entitled to holidays, vacations, disability benefits, insurance, pensions, or retirement plans, or any other benefits offered or provided by Client. To the extent Client elects to preserve current employee qualification for ACA and keep them on their current plan, ShiftPixy will process deductions and credits and reimburse Client for total amount each invoice.

There are also obligations and requirements upon clients to ensure that the working relationship between the Company and its clients is smooth, efficient and successful.

Suppliers

As a staffing company, we and not our clients are considered the employer of shift workers. As such, we have to develop and maintain relationships with various insurance providers to provide the required coverage for persons who are considered our employees. Currently we have insurance providers for the following types of insurance lines:

•

Zurich - Commercial Umbrella Liability Policy covering general liability, commercial auto liability, hired and non-owned auto liability, employment related practices liability, products liability, employee benefits liability, premises liability, errors and omissions liability and crime coverage.

•	AmTrust North America – Workers compensation and employers liability coverage.

Pricing

Pricing for services is dependent on several variables ranging from credit, risk exposure, payment terms, payment methods, volume, and potential for growth. Applicable pricing is specified in customer services agreements. The Company typically charges client by marking up the pay of employees or through other bill rates (i.e. the Company charges the client an hourly rate that is a premium (mark-up) to the hourly wage that the Company pays to the employee).

The mark-up charged by the Company on temporary staff varies for a number of reasons. For example, in some arrangements, the marked-up rate charged to the client includes compensation, all taxes, unemployment charges, workers' compensation costs and a profit for the Company. Notably, unemployment withholding and other charges vary by State and these differences impact this mark-up. In addition, workers' compensation cost codes are assigned to the employee based on the job description, which is a significant variable in costs. The Company might charge a higher mark-up to compensate for situations with higher workers' compensation costs. Pricing and the rate of mark-up is also impacted by the relationship of the Company with the applicable customer. Clients that provide a large volume of business (typically over 75 employees) would generally receive discounted rates. On the other hand, clients at which employees have consistently incurred injuries or clients which have a history of injuries in their business will generally be charged an additional mark-up rate to counteract this expected cost and potential liability. Finally, the Company also offers clients discounts when clients refer new employees to the Company.

Marketing

Many times we are introduced to potential clients by our insurance providers. The worker's compensation component of our services has been the driver for the introductions from our property and casualty agent network. We have found that initially clients are drawn to our system in a desire to outsource worker's compensation coverage for their shift workers. Once we provide these services to our clients, we market the various other aspects of our system as described above.

Our marketing efforts are also focused on recent new demands due to the Affordable Care Act (ACA) were forcing a new insurance compliance layer into the marketplace for our potential clients with 50 or more employees who are mandated by the ACA to provide health insurance coverage to any employee working over 30 hours per week. As we studied this issue, we observed that employee part-time shift work was increasing. Our shift employees working for our clients are offered health insurance coverage as mandated by the ADA.

Currently we market our services ourselves through our management. As our business grows, we plan to hire agent relationship managers to expand and support our alliances with insurance agents and advisors. These managers will be independent contractors and paid on a commission basis.

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Future ShiftPixy Shifter Services Mobile App

We are developing a ShiftPixy Shifter Services Mobile App, proprietary application layer allowing Shifter users to access shift work opportunities that match their skill and interest levels. The Mobile App would bring the user into the ShiftPixy system as an attractive way to balance their availability, need and lifestyle with available shift opportunities. The Mobile App is being designed to allow Shifters to "enhance" their personal skills profile to access a wider range of opportunity.

Initially, the only Shifters that would be able to access this system as currently being developed are Shifters who are employees of our employer clients. Ultimately we hope to be able to modify this system to allow Shifters who are not employees of our clients to access this system as well, but we have not begun development of this aspect of this system and cannot predict when, if ever, we will be able to add this feature.

Our ShiftPixy Mobile App is presently in development. This completion of this unique schedule intermediation platform is critical to closing the gate on the ShiftPixy ecosystem. The base iteration in development will access our processing and data management platforms and cost $2,500,000 to complete. We currently estimate that we can complete this Mobile App within six months after we obtain the necessary capital. However, other than the proceeds of this offering, we have no agreement, commitment or understanding to secure the needed additional capital.

We would generate revenue from the Mobile App as follows: Mobile app users will be charged between $4.99 to $9.99 per month to use the mobile app to access shift opportunities. The more shift opportunities accessed and worked by a user the lower their monthly fee.

Intellectual Property

Our human resources management software is provided under an Agreement with SaaShr, Inc., a Kronos company paid on a monthly basis based upon usage. We ourselves have no patents, copyrights or trademarks related to our business.

Competition

The market in which we compete is comprised of many business service and software services who deliver one or more of the aspects of our service platform. Insurance carriers provide similar coverages built into our program. In our markets there are as many as a one hundred insurance carriers providing the insurance coverage programs ShiftPixy provides.

Payroll and outsource service providers provide similar processing and support platforms. There are hundreds of platform service providers in the market some of the largest of which are ADP, Paychex, Insperity and TriNet.

There are staffing companies which provide flex staffing for industry which deliver similar solutions to our market. There are hundreds of staffing service providers in the market some of the largest of which are Allegis Group, Adecco, Randstad Holding, Manpower Group and Kelly Services.

There are many software based solutions delivering similar processes and SaaS solutions to the market. Some of the largest are SAP, Oracle, Zenefits, Kronos and Ceridian.

Because ShiftPixy is a startup, we are very small by comparison to any of the companies in the market delivering one or more of the services we provide. ShiftPixy competes by having a more focused market target where many competitors tend to generalize or focus on very large clients or small business. ShiftPixy has also arranged its service deliverables to be very attractive and unique to our target market with our focus on shift service employees.

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Industry Regulation

Our business is subject to a wide range of complex laws and regulations. In addition, many of our solutions are designed to assist clients with their compliance with certain laws and regulations that apply to them.

As a provider of business outsourcing solutions, our systems contain a significant amount of sensitive data related to clients, employees of our clients, vendors and our employees. We are, therefore, subject to compliance obligations under federal and state privacy and data security-related laws, including in the United States, the Health Insurance Portability and Accountability Act of 1996 with respect to our COBRA and insurance services. We are also subject to foreign, federal and state security breach notification laws with respect to both our own employee data and client employee data. Additionally, the changing nature of privacy laws in the United States could impact our processing of personal information of our employees and on behalf of our clients.

As part of our payroll and payroll tax management services, we move client funds to taxing authorities and our clients' employees via electronic transfer, direct deposit, and check. Certain elements of our U.S. money transmission activities, including our electronic payment and prepaid access (payroll pay card) offerings, are subject to certain licensing requirements. In addition, our U.S. prepaid access (payroll card) offering is subject to the anti-money laundering and reporting provisions of The Bank Secrecy Act of 1970. Our employee screening and selection services business offers background checking services that are subject to the Fair Credit Reporting Act. We are subject to various state licensing requirements due to the nature of employer status with some of clients' worksite employees, we may assume certain obligations and responsibilities of an employer under federal and state tax, insurance and employment laws.

In addition, we sometimes offer solutions that assist our clients in complying with certain laws and regulations that apply to them. Although the laws and regulations apply to our clients and not to ShiftPixy, changes in such laws or regulations may affect our operations, products and services. For example, our solutions help clients manage their compliance with certain requirements of the Patient Protection and Affordable Care Act in the United States. Our COBRA administration services and flexible spending account services in the United States are designed to comply with relevant federal guidelines relating to, respectively, employers' benefits continuation obligations and the requirements of Section 125 of the Internal Revenue Code.

The foregoing description does not include an exhaustive list of the laws and regulations governing and impacting our business. Changes in laws and regulations that may decrease our revenues and earnings.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Employees

We currently have the following employees in our business office:

Operational Staff:

Clerical/administrative – 18

Management – 2

Sales – 6

Temporary Workers working for our Clients – 3,354

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Description of Property

We have recently secured a new long term lease for our office space at 1 Venture, Suite 150, Irvine, CA 92618. Our landlord is Olen Commercial Realty Corporation. Our lease is for a five year term and for 8,500 square feet. The monthly rental rate escalating from approximately $9,000 to $23,000 per month. This lease began on May 1, 2016 and will expire on June 14, 2021. We consider that this space is sufficient for our current needs, although as we open other offices in other cities, we will need to secure leases in those cities as well.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of May 2016:

Name and Principal Position	Age	Term of Office

Scott W. Absher – CEO/CFO/Director	56	Since June 2015

Scott W. Absher joined us as CEO/CFO/Director upon formation in June 2015. Since February 2010 he has also been President of Struxurety, a business insurance advisory company. As a member of the board, Mr. Absher contributes significant industry-specific experience and expertise on our insurance products and services. He contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in certain legal proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such fi ling; or

(2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Administrative Order and Settlement with State Securities Commissions

On June 25, 2013, the Alabama Securities Commission issued a Cease and Desist Order (the "Order") against Scott W. Absher "Respondent". The Order asserted that in March 2011, that Mr. Absher had spoken to an Alabama resident who was an investor in a California business Mr. Absher was considering acquiring. Mr. Absher has said that he was unaware that the acquisition candidate and its investors had poor history with the Alabama Securities Commission or that speaking with the Alabama investors in the business would be construed as a "sales" conversation. The Alabama Order stated that the respondent was to cease and desist from further offers or sales of any security in the State of Alabama.

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Board Composition

Our board of directors currently consists of one member and is authorized to have up to three members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Director Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board of directors has established committees, to be in effect prior to one year from the date of listing. We have no independent directors. In making such determinations, our board considered the relationships that each such person has with our Company and all the other facts and circumstances our board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person. We intend to add additional independent directors and adopt the policies and procedures set forth below in order to meet listing requirements of a national securities exchange, in accordance with the phase-in provisions of NASDAQ Rule 5615(b).

Board Committees

Prior to one year from the date of listing, our board will establish three standing committees — audit, compensation and nominating and corporate governance — each of which will operate under a charter that has been approved by our board. We intend to appoint persons to the Board of Directors and committees of the Board of Directors as required meeting the corporate governance requirements of a national securities exchange, in accordance with the phase-in provisions of NASDAQ Rule 5615(b). We intend to appoint directors in the future so that we have a majority of our directors who will be independent directors.

Audit Committee

Prior to one year from the date of listing, we will appoint three members of our Board of Directors to the audit committee, one of whom will qualify as an audit committee financial expert within the meaning of SEC regulations and the NASDAQ Listing Rules. In making a determination on which member will qualify as a financial expert, our board expects to consider the formal education and nature and scope of such members' previous experience. As described above, we expect to rely on the phase-in provisions of NASDAQ Rule 5615(b) such that at least one member of the audit committee will be independent upon listing, at least two members of the audit committee will be independent within 90 days after listing and the entire audit committee will be independent within one year following listing.

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Our audit committee will assist our board of directors in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. Our audit committee's responsibilities will include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal accounting function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our internal accounting staff, registered public accounting firm and management;

•	reviewing and approving or ratifying related party transactions; and

•	preparing the audit committee reports required by SEC rules.

Compensation Committee

Prior to one year from the date of listing, we will appoint at least two members of our Board of Directors to the compensation committee. Our compensation committee will assist our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. The compensation committee's responsibilities will include:

•	reviewing and approving corporate goals and objectives with respect to Chief Executive Officer compensation;

•	making recommendations to our board with respect to the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing evaluations of our senior executives;

•	review and assess the independence of compensation advisers;

•	overseeing and administering our equity incentive plans;

•	reviewing and making recommendations to our board with respect to director compensation;

•	reviewing and discussing with management our "Compensation Discussion and Analysis" disclosure; and

•	preparing the compensation committee reports required by SEC rules.

Nominating and Corporate Governance Committee

Prior to one year from the date of listing, we will appoint at least two members of our Board of Directors to the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities will include:

•	identifying individuals qualified to become board members;

•	recommending to our board the persons to be nominated for election as directors and to be appointed to each committee of our board of directors;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	developing and recommending corporate governance principles to the board; and

•	overseeing periodic evaluations of board members.

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Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of listing, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or NASDAQ rules in regard to any amendments to, or waivers from, any provision of the code.

EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our sole executive officer and director of the Company as of August 31, 2015:

Name and Principal Position	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Scott W. Absher, CEO/CFO	12,000	0	12,000

We have an oral agreement to pay Mr. Absher $31,250 per month, payable bi-weekly. This replaces the consulting agreement, which ended in April 2016, with his company Struxurety which drew a $12,000 monthly retainer from ShiftPixy for Mr. Absher's role in the early stage work completed for ShiftPixy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Upon formation, we issued Scott Absher, CEO and COO of ShiftPixy, 25,000,000 shares of Common Stock at par value of $.0001 per share, or $2,500. As of January 27, 2016 we also issued Mr. Absher an option to acquire 25,000,000 shares of Preferred Stock at $.0001 per share.

Mr. Absheris also the Principal at Struxurety, a consulting company. Struxurety drew a $12,000 monthly retainer from ShiftPixy for Mr. Absher's role in the early stage work completed for ShiftPixy. Mr. Absher has transitioned to being a ShiftPixy employee when this consulting agreement with Struxurety terminated in April 2016. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred $12,000 in professional fees under this agreement with Struxurety.

J. Stephan Holmes, a significant shareholder of ShiftPixy, is also the COO at Xccelerate HR, a company that provided payroll processing services to ShiftPixy. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred $1,109 in fees to Xccelerate HR. The agreement wih Xccelerate HR is anticipated to terminate in July 2016 as soon as we can migrate all clients that started on Xccelerate HR to our current systems. We are not using Xccelerate HR on any new clients.. In addition, during the period from inception (June 3, 2015) to August 31, 2015, the Company incurred $12,000 in professional fees under a consulting agreement with Mr. Holmes for management consulting services.

To the best of our knowledge, from inception to our initial fiscal year end on August 31, 2015, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

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Statement of Policy

Our board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Prior to one year from the date of listing on NASDAQ, our board of directors will adopt a written policy on transactions with related persons in conformity with the requirements for issuers having publicly held common stock listed on the NASDAQ Capital Market. Under the policy any related-person transaction, and any material amendment or modification of a related-person transaction, will be required to be reviewed and approved or ratified by a committee of the board of directors composed solely of independent directors who are disinterested, or by the disinterested members of the board of directors and any employment relationship or transaction involving an executive officer and any related compensation will be required to be recommended by the Compensation Committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related-person transaction:

•

the management must disclose to the audit committee or another independent body of the board of directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related-person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person's direct or indirect interest in, or relationship to, the related-person transaction;

•

the management must advise the audit committee or another independent body of the board of directors, as applicable, whether the related-person transaction complies with the terms of our agreements governing any material outstanding indebtedness that limit or restrict our ability to enter into a related-person transaction;

•

the management must advise the audit committee or another independent body of the board of directors, as applicable, whether the related-person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act and related rules, and, to the extent required to be disclosed, management must ensure that the related-person transaction is disclosed in accordance with such Acts and related rules; and

•

management must advise the audit committee or another independent body of the board of directors, as applicable, whether the related-person transaction constitutes a "personal loan" for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related-person transaction policy will provide that the audit committee or another independent body of the board of directors, as applicable, must consider whether any approval or ratification of a related-person transaction involving a non-employee director or director nominee would compromise the director or director nominee's status as an "independent", "outside", or "non-employee" director, as applicable, under the rules and regulations of the SEC, the NASDAQ Capital Market and the Internal Revenue Code.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of May 31, 2016 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 52,429,600 shares of common stock deemed to be outstanding as of May 31, 2016. In addition, shares of common stock that may be acquired by the stockholder within 60 days of May 31, 2016, pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name of Beneficial Owner [1]	Number of Shares Beneficially Owned	Number of Shares Acquirable [2]	Percent of Class before Offering	Percent of Class after Offering
Scott W. Absher	25,000,000	25,000,000	48.8%
Stephan Holmes	25,000,000	25,000,000	48.8%
All Executive Officers and Directors as a Group [1 person]	25,000,000	25,000,000	48.8%

________________

[1]	The business address for all the persons named in the table is 18100 Von Karman Avenue, Suite 850, Irvine, CA 92612

[2]

Mr. Absher and Mr. Holmes each own a currently exercisable option to acquire up to 25,000,000 shares of Convertible Preferred Stock which is immediately convertible at the request of the holder into shares of Common Stock. See "Description of Securities – Options."

43

DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

General

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.0001 per share, of which approximately 52,429,600 shares are issued and outstanding as of May 1, 2016. Our authorized capital stock also includes 50,000,000 shares of Preferred Stock, par value $0.0001, none of which are issued or outstanding. Under Wyoming law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Wyoming law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our shareholders. Any shares of preferred stock so issued would have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our shareholders and may adversely affect the voting and other rights of the holders of our common stock.

At present we have no plans to issue any shares of preferred stock except currently exercisable options to acquire up to 50,000,000 shares of Convertible Preferred Stock which is immediately convertible at the request of the holder into shares of Common Stock as described below, or to adopt any additional new series, preferences or other classification of preferred stock.

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Options and Warrants

Non-affiliate investors own 2,029,600 warrants, each warrant entitling the holder to acquire one share of common stock at a price of $2.00 per share and 2,029,600 additional warrants, each warrant entitling the holder to acquire one share of common stock at a price of $3.00 per share. The exercise period for the $2.00 warrants is within one year of the subscription date, the eariliest in June 2015 and the most recent in May 2016, and the exercise period for the $3.00 warrant is within two years of the subscription date. As of the date of this Offering Circular, none of these warrants has been exercised.

There are two options to purchase 25,000,000 shares each of the Preferred Stock of the Corporation at $0.0001 per share par value (the "Preferred Stock") with the following general rights, preferences, privileges and restrictions:

A.

Dividends: Holders of Preferred Stock shall be entitled to receive, prior to any payment of dividends to holders of the Common Stock of the Company (the "Common Stock"), annual dividends payable in an amount determined by the Board of Directors in its sole discretion, which shall cumulate from year to year annually on the anniversary date of the closing whether or not declared by the Board.

B.

Liquidation Preference: In the event of any liquidation or winding up of the Company, the holders of the Preferred Stock will be entitled to receive in preference to the holders of Common Stock an amount ("Liquidation Amount") equal to the Original Purchase Price plus all cumulated dividends. After payment of the Original Purchase Price plus all cumulated dividends to the holders of the Preferred Stock, the remaining assets shall be distributed ratably to the holders of Common and Preferred Stock on a common equivalent basis until the holders of Preferred Stock have received a total return in the liquidation of three times the Original Purchase Price after which any remaining amounts will be distributed ratably to the holders of Common. A merger, acquisition, or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation.

C.	Conversion

1. Optional: The holders of the Preferred Stock will have the right to convert their Preferred Stock at their option, at any time, into shares of Common Stock. The total number of shares of Common Stock into which the Preferred Stock may be converted initially will be determined by dividing the Original Purchase Price by the Conversion Price. The initial Conversion Price will be the Original Purchase Price. The Conversion Price will be subject to adjustment as provided in paragraph (D) below.

2. Automatic: All of the Preferred Stock will be automatically converted into Common Stock, at the then-applicable Conversion Price in the event that holders of a majority of the Preferred Stock consent to the conversion to Common Stock.

D.

Antidilution Protection: The Conversion Price of the Preferred Stock will be subject to adjustment to prevent dilution in the event that the Company issues additional equity securities at a purchase price less than the applicable Conversion Price. The Conversion Price of the Preferred Stock will be subject to adjustment on a broad-based weighted average basis. The Conversion Price shall not be adjusted because of (a) conversion of the Preferred Stock, (b) securities issued to a commercial lender or lessor which is approved by the board, (c) the sale or grant of options to employees, directors, or consultants to purchase up to an amount of common stock or the sale or grant of options to purchase shares determined by the Board of Directors in its sole discretion, of common stock or , (d) issuances in acquisitions of another company or assets unanimously approved by the Board, and (e) any other issuance that is approved by the entire Board. The Conversion Price will also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like.

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E.	Voting Rights:

1. Other than Directors. The holders of a share of Preferred Stock will have a right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of Preferred Stock.

2. Directors. The holders of Preferred Stock shall be entitled to elect at all times a majority of directors.

3. Protective Provisions: Consent of the holders of a majority of the outstanding Preferred Stock Stock shall be required for: (i) any amendment or change of the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Preferred Stock; (ii) increases or decreases the authorized number of shares of Common or Preferred Stock Stock; (iii) any action that authorizes, creates, or issues shares of any class of stock having preferences superior to or on parity with the Preferred Stock; (iv) any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on parity with the preference of the Preferred Stock; (v) any amendment of the Company's Articles of Incorporation or Bylaws that adversely affects the rights of the Preferred Stock; (vi) any merger or consolidation of the Company with one or more other corporations in which the shareholders of the Company immediately after such merger or consolidation hold stock representing less than a majority of the voting power of the outstanding stock of the surviving corporation; (vii) the sale of all or substantially all the Company's assets; (viii) the liquidation or dissolution of the Company; (ix) the declaration or payment of a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock); (x) the license by the Company of any of its technology of such a manner as to have the same economic effect as a sale or disposition of all or substantially all of the assets of the Company; (xi) the repurchase by the Company of any shares of its capital stock, except redemption or repurchase of shares of common stock from employees or consultants upon termination of their employment or service pursuant to agreements providing for such repurchase; or (xii) changes the authorized size of the Company's Board unless required during a future financing.

F.	Registration Rights:

1. Demand Rights: If, at any time that the option to acquire this Preferred Stock is exercised and six months have elapsed after after the Company's initial public offering, holders of at least 40% of the Preferred Stock (or Common Stock issued upon conversion of the Preferred Stock or a combination of such Common Stock and Preferred Stock) request that the Company file a registration statement for all or any portion of the Common Stock issued or issuable upon conversion of the Preferred Stock, having an aggregate offering price to the public of not less than $5,000,000, the Company will use its best efforts to cause such shares to be registered, provided, however, that (a) the Company shall not be obligated to effect any such registration within 90 days prior to the filing of, and 90 days following the effective date of, a registration statement pertaining to an underwritten public offering of the Company's securities, (b) such registration obligation shall be deferred not more than six months from the date of receipt of request from the initiating holders if the Company furnishes the initiating holders with a certificate of the Chairman of the Board stating that in the good-faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, provided that the right to delay a request may be exercised by the Company not more than once in any 12-month period, and (c) the Company shall not be obligated to effect more than two such demand registrations. Any such registration shall be firmly underwritten by an underwriter of nationally recognized standing.

2. Registrations on Form S-3: Holders of at least 20% or more of the Preferred Stock (or Common Stock issued upon conversion of the Preferred Stock or a combination of such Common Stock and Preferred Stock) with proceeds of at least $5,000,000 will have the right to require the Company to file one registration statement annually on Form S-3 with respect to Common Stock issued upon conversion of the Preferred Stock.

3. Granting of Subsequent Registration Rights: The Company shall not grant registration rights to any third party that are superior to or pari passu with the registration rights set forth in the Rights Agreement without the prior written consent of holders of a majority of the Preferred Stock.

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G.

The Preferred Stock Stock Purchase Agreement: The purchases of the Preferred Stock will be made pursuant to a Preferred Stock Stock Purchase Agreement reasonably acceptable to the Company and the Investors, which agreement shall contain, among other things, appropriate representations and warranties of the Company, covenants of the Company reflecting the provisions set forth herein and appropriate conditions to closing which will include, among other things, qualification of the shares under applicable Blue Sky laws, the filing of Amended and Restated Articles of Incorporation, and receipt of an opinion of counsel. The Preferred Stock Stock Purchase Agreement shall provide that it may only be amended and any waivers thereunder shall only be made with the approval of the holders of a majority of the Preferred Stock.

H.

Information Rights: So long as an Investor holds not less than 15% of the total Preferred Stock issued in the financing (or Common Stock issued upon conversion of the Preferred Stock or a combination of such Common Stock and Preferred Stock), the Company will deliver to the Investor audited annual and unaudited quarterly financial statements. So long as the Investor holds not less than _____% of the total Preferred Stock issued in the financing (or Common Stock issued upon conversion of the Preferred Stock or a combination of such Common Stock and Preferred Stock), the Company will timely furnish the Investor with budgets and monthly financial statements. These obligations of the Company will terminate upon a public offering of Common Stock or at such time as an Investor has converted more than 50% of its Preferred Stock into Common Stock.

I.

Inspection Rights: The Company shall permit an Investor that holds not less than _____% of the total Preferred Stock issued in the financing (or Common Stock issued upon conversion of the Preferred Stock or a combination of such Common Stock and Preferred Stock) to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company during normal business hours following reasonable notice.

Certain Anti-Takeover Effects

General. Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of our Series A Convertible Preferred Stock if the option to acquire such shares is exercised would impede a business combination by the voting and conversion rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Wyoming law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation's shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i) The interests of the corporation's employees, suppliers, creditors and customers;

(ii) The economy of the state and nation;

(iii) The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

(iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v) Any other factors relevant to promoting or preserving public or community interests.

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The Options to acquire 50,000,000 shares of Preferred Stock as described above will, if exercised, deter a takeover.

Because our board of directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this offering, assuming the maximum amount of shares of Common Stock offered in this offering are sold, there will be ___________ shares of our Common Stock outstanding.

The ___________ shares of our Common Stock sold in this Offering will be freely tradable in the public market, except to the extent they are acquired by an "affiliate" of ours, as such term is defined in Rule 405 under the Securities Act. Under Rule 405, an affiliate of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Any affiliate of ours that acquires our shares can only further transact in such shares in compliance with Rule 144 under the Securities Act, which imposes sales volume limitations and other restrictions on such further transactions. See "— Rule 144", below.

If the Options for Preferred Stock are exercised, the preferred stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act. By exercising their registration rights and selling a large number of shares, our existing owners could cause the prevailing market price of our common stock to decline. Following completion of this offering, the shares covered by registration rights would represent approximately ___% of our outstanding common stock (or ___%, if the underwriters exercise in full their option to purchase additional shares). Registration of any of these outstanding shares of common stock would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement.

In addition to the up to 50,000,000 shares of our Common Stock which can be issued upon the conversion of Convertible Preferred Stock, other shares of our Common Stock not sold in this offering will be restricted securities as defined in Rule 144, and would tradable only if they are sold pursuant to a registration statement under the Securities Act or if they qualify for an exemption from registration, including under Rule 144. See "— Rule 144", below.

Finally, as a result of the lock-up agreements being entered into in connection with this offering, and described below under "Lock-Up Agreements", 50,000,000 shares of our Common Stock as well as the Option to acquire 50,000,000 shares of Convertible Preferred Stock and the underlying 50,000,000 shares of our Common Stock which can be issued upon the conversion of Convertible Preferred Stock will be subject to the contractual lock-up provisions, subject to waiver, all as set forth in the lock-up agreements.

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Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock-Up Agreements

We and our officers, directors, and current stockholders have agreed, or will agree, with the Underwriter, subject to certain exceptions, that, without the prior written consent of the Underwriter, we and they will not, directly or indirectly, during the period ending 180 days after the date of the Offering Circular:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

•

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Williams Securities Law Firm, P.A., Tampa FL. Michael T. Williams, Esq., principal of the firm, owns 200,000 shares of our Common Stock. Rimon, P.C. is representing the underwriter in this offering.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, of Pritchett, Siler & Hardy, P.C., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

SHIFTPIXY, INC.

F-1

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

1438 NORTH HIGHWAY 89, SUITE 130

FARMINGTON, UTAH 84025

_______________

(801) 447-9572           FAX (801) 447-9578

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

ShiftPixy Inc.

Irvine, CA

We have audited the accompanying balance sheet of ShiftPixy Inc. (the Company) as of August 31, 2015, and the related statements of operations, stockholders' equity, and cash flows from inception (June 3, 2015) to August 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ShiftPixy Inc. as August 31, 2015 and the results of its operations and cash flows from inception (June 3, 2015) to August 31, 2015, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered recurring losses from operations, and has minimal working capital which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pritchett, Siler & Hardy, P.C.

Farmington, Utah

May 25, 2016

F-2

ShiftPixy Inc.
Balance Sheet
As of August 31, 2015

August 31, 2015
ASSETS
Current Assets
Cash and equivalents	$103,650
Prepaid expenses	16,129
Total Current Assets	119,779
TOTAL ASSETS	$119,779

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Accounts Payable	$6,549
Total Current Liabilities	6,549
Total Liabilities	6,549
Equity
Common stock, authorized 750,000,000 shares; $0.0001 par value; 50,555,000 shares issued and outstanding as of August 31, 2015	$5,056
Additional paid in capital	154,984
Stock subscription receivable	(5,040)
Accumulated Deficit	(41,770)
Total Equity	113,230
TOTAL LIABILITIES AND EQUITY	$119,779

The accompanying notes are an integral part of these audited financial statements.

F-3

ShiftPixy Inc.
Statement of Operations

From Inception (June 3, 2015) through August 31, 2015
Revenue	$67,549
Cost of Goods Sold	61,500
Gross Profit	6,049
Expenses
Professional Fees	26,520
Other General and Administrative Expenses	21,299
Total Operating Expenses	47,819

(Loss) before income tax	(41,770)

Provision for income tax	-

Net (loss)	$(41,770)

Weighted average number of shares outstanding	48,245,380
Basic and Diluted loss per share	(0.00)*

* denotes a loss of less than $(0.01).

The accompanying notes are an integral part of these audited financial statements.

F-4

ShiftPixy Inc. Statement of Changes in Stockholders' Equity From inception (June 3, 2015) to August 31, 2015

	Common stock		Paid-in capital	Stock		Total
	Number of Shares	Par Value ($0.0001)	in excess of par	subscription receivable	Accumulated Deficit	stockholders' equity
Balances, June 3, 2015 (Inception)	-	$-	$-	$-	$-	$-
Founders shares issued	50,400,000	5,040	-	(5,040)	-	-
Shares issued for cash and warrants	155,000	16	154,984	-	-	155,000
Net income					(41,770)	(41,770)
Balance on August 31, 2015	50,555,000	$5,056	$154,984	$(5,040)	$(41,770)	$113,230

The accompanying notes are an integral part of these audited financial statements.

F-5

ShiftPixy Inc.
Statement of Cash Flows

From Inception (June 3, 2015) through August 31, 2015
OPERATING ACTIVITIES
Net Income	$(41,770)
Adjustments to reconcile Net Income to Net Cash provided by operations:
Changes in Operating Assets and Liabilities
(Increase) in Prepaid expense	(16,129)
Accounts Payable	6,549
Net cash (used in) operating activities	(51,350)
FINANCING ACTIVITIES
Proceeds from issuance of common stock with warrants	155,000
Net cash provided by financing activities	155,000
Net cash increase for period	103,650
Cash at beginning of period	-
Cash at end of period	$103,650

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Founders' shares issued for stock subscription receivables	$5,040

The accompanying notes are an integral part of these audited financial statements.

F-6

ShiftPixy. Inc.

Notes to the Audited Financial Statements

For the Period from June 3, 2015 (Inception) to August 31, 2015

Note 1: Nature of operations

ShiftPixy. Inc (the "Company") was incorporated in the State of Wyoming on June 3, 2015. The Company is a specialized staffing service provider that contracts to provide workers primarily for part-time shift work clients with large contingent part-time workforce demands, primarily in the restaurant, hospitality and maintenance service trades. The Company's initial focus is on the restaurant industry in Southern California.

The Company also provides a "back office" human capital management platform for primary employee related duties including payroll, benefits and all regulatory administration and the containment of its risk.

Note 2: Summary of significant accounting policies

Basis of Presentation

The Financial Statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the Securities and Exchange Commission ("SEC").

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents. The Company maintains cash with a commercial bank. The deposits are made with a reputable financial institution and the Company does not anticipate realizing any losses from these deposits.

Revenue Recognition:

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from providing a human capital management platform for primary employee related duties including payroll, benefits, all regulatory administration and regulatory risk containment. Revenues comprise 1) admin fees and delivery fees which are the fees charged to clients for providing payroll processing and temporary staffing services, and 2) gross wages which are the wages paid by ShiftPixy and collected from the clients. 3) Workers compensation premiums collected from clients. For the fiscal year ending August 31, 2015 admin fees are reported on a net basis after accounting for processing fees paid by ShiftPixy. For the gross wages paid to client employees, the Company has concluded that gross reporting is appropriate because the company bears the risk for services that are not fully paid for by customers. Adjustments for garnishments, advances paid to employees by clients are reduced from the gross wages billed to ShiftPixy clients. For the payroll processing services provided through the company's platform; ShiftPixy recognizes revenues after a payroll is processed for the client. ShiftPixy recognizes revenues on workers compensation insurance services as clients are invoiced for the workers compensation payments.

During the period from inception (June 3, 2015) through August 31, 2015, all of the Company's revenues came from one customer located in Southern California.

F-7

ShiftPixy. Inc.

Notes to the Audited Financial Statements

For the Period from June 3, 2015 (Inception) to August 31, 2015

Income tax

The Company accounts for income taxes pursuant to FASB ASC 740, "Income Taxes". Under FASB ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At December 31, 2015 and 2014, there were no unrecognized tax benefits.

Net income (loss) per share

The Company utilizes FASB ASC 260, "Earnings per Share." Basic earnings per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive for the years ended December 31, 2015 and 2014, there were no potentially dilutive shares.

Cost of services:

Direct costs consist of payroll, payroll taxes, payroll processing and workers compensation costs for the Client employees. Costs of workers compensation are recognized as payments on the workers compensation are made.

Note 3: Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company's ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations, and the Company's ability to raise additional capital as required. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred operating losses of $41,770, and utilized $51,350 in operating cash flows.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

F-8

ShiftPixy. Inc.

Notes to the Audited Financial Statements

For the Period from June 3, 2015 (Inception) to August 31, 2015

Note 4: Related parties

Scott Absher, CEO and COO of ShiftPixy is also the Principal at Struxurety, a consulting company. Scott Absher draws a monthly retainer from ShiftPixy for his role in the early stage work completed for ShiftPixy. Scott Absher will transition to being a ShiftPixy employee when this consulting agreement with Struxurety terminates. During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred $12,000 in professional fees.

J. Stephan Holmes, an advisor to and significant shareholder of ShiftPixy, is also the COO at Xccelerate HR, a company that provides payroll processing services to ShiftPixy. All balances with related parties are current.

During the period from inception (June 3, 2015) to August 31, 2015, the Company incurred $12,000 in professional fees from J. Stephan Holmes, a significant shareholder, for management consulting services.

Note 5: Stockholders' Equity

The Company was incorporated on June 3, 2015 at which time the Company authorized 750,000,000 shares of common stock with $.00001 par value.

Common shares

On June 3, 2015, the Company issued 50,400,000 founders shares at par value of $.0001 per share.

From July 30, 2015 to August 31, 2015, the Company sold 155,000 shares of common stock at $1 per share. Each share includes one warrant to purchase a share of common stock at an exercise price of $2 per share expiring one year from the subscription date, and a warrant to purchase a share of common stock at an exercise price of $3 per share expiring two years from the subscription date.

Warrants issued

From July 30, 2015 to August 31, 2015, the Company sold 155,000 shares of common stock to new investors which included one warrant to purchase a share of common stock at an exercise price of $2 per share expiring one year from the subscription date, and a warrant to purchase a share of common stock at an exercise price of $3 per share expiring two years from the subscription date.

F-9

ShiftPixy. Inc.

Notes to the Audited Financial Statements

For the Period from June 3, 2015 (Inception) to August 31, 2015

The following tables summarize our share warrants outstanding from June 3, 2015 to August 31, 2015:

	From Inception (June 3, 2015) through August 31, 2015
	Number of shares	Weighted average remaining life (years)	Weighted average exercise price

Warrants outstanding, June 3, 2015	-	-	-
Issued	310,000	1.4	$2.50
(Exercised)	-	-	--
(Cancelled)	-	-	-
(Expired)	-	-	-
Warrants outstanding, August 31, 2015	310,000	1.4	$2.50
Warrants exercisable, August 31, 2015	310,000	1.4	$2.50

The following table summarizes information about warrants outstanding as of August 31, 2015:

Exercise price	Warrants Outstanding	Weighted average life of outstanding warrants in years

$2.00	155,000	0.9
$3.00	155,000	1.9
$2.50	310,000	1.4

All warrants issued in the period ended August 31, 2015 were issued in conjunction with common shares. Total proceeds were allocated entirely to the shares as warrant fair values were deemed nominal. Significant assumptions utilized in determining the fair value of the warrants included a volatility rate of 20% to 22%, estimated term of the warrants, a risk-free interest rate of 0.33% to 0.69% and a dividend yield of 0%. The Company has not established a historic volatility rate, and management has reviewed volatility rates for a number of companies with similar operations to arrive at an estimated volatility rate for each warrant. The term of the warrants was assumed to range from one to two years, which is the contractual term of the warrants. The risk-free interest rate was determined utilizing the treasury rate with a maturity equal to the estimated term of the warrants. Finally, management assumed a zero forfeiture rate as the warrants granted were fully-vested upon purchase.

F-10

ShiftPixy. Inc.

Notes to the Audited Financial Statements

For the Period from June 3, 2015 (Inception) to August 31, 2015

Note 6: Income tax

Current income taxes are based upon the year's income taxable for federal and state tax reporting purposes. Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes.

Deferred tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. The Company's deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers would be limited under the Internal Revenue Code should a significant change in ownership occur within a three year period.

As of August 31, 2015, the Company had net operating loss carryforwards of approximately $41,770 which begin to expire in 2029. The deferred tax assets arising from the net operating loss carryforwards are approximately $6,266 as of August 31, 2015. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, the projected future taxable income and tax planning strategies in making this assessment. Based on management's analysis, they concluded not to retain a deferred tax asset since it is uncertain whether the Company can utilize this asset in future periods. Therefore, they have established a full reserve against this asset. The change in the valuation allowance in 2015 and 2014 was approximately $6,266.

A reconciliation of the expected tax computed at the U.S. statutory federal income tax rate to the total benefit for income taxes at August 31, 2015 is as follows:

2015
Expected tax at 15%	$(6,266)
Change in valuation allowance	6,266
Provision for income taxes	$-

The Company's continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of August 31, 2015, the Company had no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. Our tax years for 2015 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

Note 7: Subsequent events:

From November 2015 to May 2016, the Company sold 1,874,600 shares of common stock at $1 per share. Each share includes one warrant to purchase a share of common stock at an exercise price of $2 per share expiring one year from the subscription date, and a warrant to purchase a share of common stock at an exercise price of $3 per share expiring two years from the subscription date.

From January 20, 2016 to May 15, 2016, we received stock receivable proceeds for 50,400,000 shares issued to our founders at inception.

In January 2016, the board of directors authorized 50,000,000 shares of preferred stock, $0.0001 par value. Scott Absher and J. Stephan Holmes were both issued an option to purchase 25,000,000 shares of preferred stock each.

Management was evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed below, no other subsequent events exist through the date of this filing.

F-11

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement*
2.1	Articles of Incorporation
2.2	Bylaws
2.3	Amendment to Articles of Incorporation
3.1	Form of Underwriter Warrant*
3.2	Principal Shareholder Option
3.3	Shareholder Warrants
6.1	Form of Client Agreement
6.2	Consulting Agreement - Struxurety
6.3	Consulting Agreement - Holmes
6.4	Xcellerate Agreement
8.1	Escrow Agreement, dated [ ]*
11.1	Consent of Pritchett, Siler & Hardy, P.C.
11.2	Consent of Williams Securities Law Firm, P.A. (included in Exhibit 12.1)*
12.1	Opinion of Williams Securities Law Firm, P.A.*

__________

* to be filed by amendment

50

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 31, 2016.

(Exact name of issuer as specified in its charter):	ShiftPixy, Inc.

By (Signature and Title):	/s/ Scott W. Abaher
Chief Executive Officer (Principal Executive Officer).

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Scott W. Absher

(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	May 31, 2016

SIGNATURES OF DIRECTOR:

/s/ Scott W. Absher	May 31, 2016
Scott W. Absher, Chairman	Date

51